Exhibit 10.2

LEASE AGREEMENT

BETWEEN

RIVER PLACE CORPORATE PARK, LP

AS LANDLORD, AND

SHORETEL, INC.

AS TENANT,

COVERING APPROXIMATELY 10,683 RENTABLE SQUARE FEET

OF THE BUILDING KNOWN AS

RIVER PLACE CORPORATE PARK, BUILDING IV

LOCATED AT

6500 RIVER PLACE BLVD.

AUSTIN, TRAVIS COUNTY, TEXAS

TABLE OF CONTENTS

SECTION 1. DEFINITIONS AND BASIC PROVISIONS	1

SECTION 2. LEASE GRANT	1

SECTION 3. TERM	1

SECTION 4. RENT	2
(a) Payment	2
(b) Consumer Price Index Increases to Basic Rental	2
(c) Basic Costs	3
(d) Annual Cost Statement	3
(e) Adjustments to Basic Costs	3

SECTION 5. DELINQUENT PAYMENT; HANDLING CHARGES	3

SECTION 6. SECURITY DEPOSIT	3

SECTION 7. LANDLORD’S OBLIGATIONS	4
(a) Services	4
(b) Excess Utility Use	4
(c) Discontinuance	5
(c) Restoration of Services; Abatement	5

SECTION 8. IMPROVEMENTS AND REPAIRS	5
(a) Improvements; Alterations	5
(b) Repairs; Maintenance	6
(c) Performance of Work	6
(d) Mechanic’s Liens	6

SECTION 9. PERMITTED AND PROHIBITED USES	7

SECTION 10. ASSIGNMENT AND SUBLETTING	7
(a) Transfers; Consent	7
(b) Cancellation	8
(c) Additional Compensation	8

SECTION 11. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY	8
(b) Landlord Insurance	9
(c) Waiver of Negligence Claims; No Subrogation	9
(d) Indemnity	9

SECTION 12. SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE	10
(a) Subordination	10
(b) Attornment	10
(c) Notice to Landlord’s Mortgagee	10

SECTION 13. RULES AND REGULATIONS	10

SECTION 14. CONDEMNATION	10
(a) Taking - Landlord’s and Tenant’s Rights	10

(b) Taking - Landlord’s Rights	10
(c) Award	11

SECTION 15. FIRE OR OTHER CASUALTY	11
(a) Repair Estimate	11
(b) Landlord's and Tenant's Rights	11
(c) Landlord's Rights	11
(d) Repair Obligation	11

SECTION 16. TAXES	11

SECTION 17. EVENTS OF DEFAULT	12

SECTION 18. REMEDIES	12

SECTION 19. PAYMENT BY TENANT; NON-WAIVER	13
(a) Payment by Tenant	13
(b) No Waiver	13

SECTION 20. SURRENDER OF PREMISES	13

SECTION 21. HOLDING OVER	14

SECTION 22. CERTAIN RIGHTS RESERVED BY LANDLORD	14

SECTION 23. SUBSTITUTION SPACE	15

SECTION 24. MISCELLANEOUS	15
(a) Landlord Transfer	15
(b) Landlord's Liability	15
(c) Force Majeure	15
(d) Brokerage	15
(e) Estoppel Certificates and Financial Information	15
(f) Notices	15
(g) Severability	15
(h) Amendments; and Binding Effect	16
(i) Quiet Enjoyment	16
(j) Joint and Several Liability	16
(k) Captions	16
(l) No Merger	16
(m) No Offer	16
(n) Exhibits	16
(o) Entire Agreement	16
(p) Dates of Performance	17
1.1	17
(q) Non-Disclosure	17
(r) Time of the Essence	17
(s) Waiver of Jury Trial	17
(t) Attorney’s Fees	17

SECTION 25. HAZARDOUS SUBSTANCES	17

SECTION 26. BUILDING AMENITIES	18

EXHIBITS TO THIS LEASE

Exhibit A	- Outline of Premises
Exhibit B	- Building Rules and Regulation
Exhibit C	- Basic Costs
Exhibit D	- Tenant Finish-Work
Exhibit E	- Parking
Exhibit F	- Commencement Date Memorandum
Exhibit G	- Option to Extend
Exhibit H	- Right of First Offer
Exhibit I	- Expansion Option
Exhibit J	- Signage, Roof Rights, and Backup Generator
Exhibit K	- Location of Backup Generator

BASIC LEASE INFORMATION

Lease Date:	June 30, 2008

Tenant:	Shoretel, Inc.

Tenant’s Address:	960 Stewart Drive, Sunnyvale, California 94085

Tenant Contact:	TBD by Tenant

Tenant Telephone:	(408) 331-3600

Tenant’s Broker:	Staubach Company, to be paid by Landlord.

Landlord:	River Place Corporate Park, LP

Landlord’s Address:	901 Mopac Expressway Building One, Suite 200 Austin, Texas 78746

Landlord Contact:	Aspen Growth Properties, Inc., attn: Property Manager for Landlord

Landlord Telephone:	512-732-9922

Landlord’s Broker:	Not Applicable

Building:	The building commonly known as “River Place Corporate Park, Building IV”, located at 6500 River Place Blvd., Austin, Texas 78730 which contains 87,228 of rentable square feet.

Premises:

Suite No. 200 and 202 containing approximately 10,683 rentable square feet (“RSF”) on the second floor of the Building. The Premises are outlined on the plan attached to the Lease as Exhibit A. The RSF comprising the Premises are computed based on the usable square feet within the Premises plus Tenant’s proportionate share of the Common Areas. The RSF shall initially be 10,683 RSF.

Tenant shall occupy Suite 202 consisting of approximately 1,201 RSF once the current tenant vacates the space and upon five (5) days following the substantial completion of Tenant Improvements in Suite 202, which date is estimated to be December 31, 2008. The current tenant’s lease expires on October 31, 2008.

Tenant shall be permitted to occupy Suite 203 consisting of approximately 4,070 SF beginning as of the date of full execution of this Lease, on a temporary basis until Suite 200 is ready for occupancy, which shall be five (5) days following the substantial completion of Tenant Improvements in Suite 200. Tenant shall not be required to pay any Basic Costs or Base Rent in connection with Suite 203 during Tenant’s occupancy of Suite 203.

Landlord shall have no right to relocate the Premises during the Term of this Lease, as renewed and extended, if applicable.

Project:	River Place Corporate Park Office Buildings, consisting of Buildings I through VII, associated parking structures and common area, with an address of 6500 River Place Blvd., Austin, Texas 78730.

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LEASE SUMMARY PAGE 1

Term:

The Commencement Date (as herein defined), shall be two (2) separate dates and shall be determined as follows: Forty two (42) months, commencing no earlier than (i) five (5) calendar days following substantial completion of the Tenant Improvements in Suite 200, which date is estimated to be September 1, 2008; and (ii) five (5) days following the substantial completion of Tenant Improvements in Suite 202, which date is estimated to be December 31, 2008 (collectively referred to herein as the “Commencement Date”), as each may be extended pursuant to paragraph 4, of Exhibit “D” (“Tenant-Finish Work”), and ending at (a) 5:00 p.m., February 28, 2012 for Suite 200; and (ii) 5:00 p.m. February 28, 2012 for Suite 202, which dates are subject to adjustment and earlier termination as provided in this Lease. Notwithstanding the foregoing, if Landlord does not deliver the Premises to Tenant on or before November 1, 2008, Tenant shall have the right to terminate this Lease.

Base Rent:	Upon the Commencement Date, Base Rent shall be the following:

Period	Per RSF	Monthly Rent	Annual Rent
Months 1 - 6	$0.00	$0.00	$0.00
Months 7 – 18	$18.50	$16,469.63	$197,635.50
Months 19 – 30	$19.00	$16,914.75	$202,977.00
Months 31 - 42	$19.50	$17,359.88	$208,318.50

• All Basic Costs for Months 1 – 6 of the Term, beginning as of the Commencement Date specific to Suite 200 and Suite 202, as applicable, shall be abated.

Security Deposit:	$26,787.63

Rent:	Base Rent, Tenant’s Proportionate Share of Basic Costs and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:	General office, training, engineering, software testing labs and all other uses permitted under the Project’s zoning and uses incidental thereto.

Tenant’s Proportionate Share:

12.25%, which is the percentage obtained by dividing (a) 10,683 the RSF in the Premises by (b) the 87,228 RSF in the Building, provided that Landlord and Tenant acknowledge that Tenant’s Proportionate Share shall be adjusted as additional completed RSF are added to or subtracted to the Building.

Tenant’s Estimated Proportionate Share of Basic Costs:	Costs of $10.59 per RSF ($9,427.75 per month).

Initial Liability Insurance Amount	$3,000,000.00

Tenant Improvement Allowance:

$11.50 per RSF ($122,854.50)

Tenant may, in Tenant’s sole discretion, amortize any additional elected Tenant Improvement Allowance (as used, the “Elected TI”) up to $5.00 per rentable square foot at 10% interest over the first three (3) calendar years of the Term. The Tenant Improvement Allowance and Elected TI may be used for any and all costs associated with the Premises including, but not limited to: building standard and non-building standard

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LEASE SUMMARY PAGE 2

improvements, architectural and engineering services, permitting, and construction management fees, moving expenses, security network setup, telephone equipment and installation, signage, furniture and furniture set up, all cabling costs and consultant fees.

Building’s Proportionate Share:

The percentage obtained by dividing (a) the 87,228 RSF contained within the Building by (b) 586,499 RSF contained within the Project; provided that Landlord and Tenant acknowledge that the Building’s Proportionate Share shall be adjusted as additional completed rentable square feet are added to or subtracted from the Project. Currently, the Building’s Proportionate Share equals 14.87%.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. All terms set forth in the left column are defined terms used in this Lease and having the meaning set forth in the corresponding right column. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD: River Place Corporate Park, LP
a Texas limited partnership

by: ASPEN GROWTH PROPERTIES, INC., its General Partner

	By:	/s/ Mark McAllister
	Name:	Mark McAllister
	Its:	President

TENANT:		Shoretel, Inc.

	By:	/s/ John W. Combs
	Name:	John W. Combs
	Its:	CEO

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LEASE SUMMARY PAGE 3

LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of June 30, 2008, between River Place Corporate Park, L.P., a Texas limited partnership (“Landlord”), and Shoretel, Inc. (“Tenant”).

SECTION 1. DEFINITIONS AND BASIC PROVISIONS

1. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

SECTION 2. LEASE GRANT	2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

SECTION 3. TERM

3. (a) Term Defined. The Term of this Lease begins on the Commencement Date and ends on the date shown in the Basic Lease Information. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. Either at Landlord’s request prior to Tenant’s taking possession of the Premises, or no later than 10 days after receipt of request therefore following the Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit F.

(b) No Liability if Term Delayed. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (i) Tenant’s obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant which date shall be no later than November 1, 2008 or Tenant may terminate this Lease, (ii) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement Date), (iii) Landlord shall not be in default hereunder or be liable for damages therefore, and (iv) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.

(c) Condition of the Premises. Prior to the Commencement Date, Landlord will construct the tenant improvements in accordance with the terms of Exhibit “D”, Tenant Finish-Work, attached hereto. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their AS-IS condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, either before the end of any Landlord and Tenant inspection of the Premises on the Commencement Date, or if not done at that time within ten days after Landlord has requested same, a letter on Landlord’s standard form confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter). Notwithstanding the foregoing, Landlord hereby warrants and represents to Tenant that the Premises, the Building and the common areas are in compliance with all laws, rules, regulations and ordinances, including, without limitation, all environmental laws and the Americans with Disabilities Act of 1990 (ADA) and that Landlord shall be responsible thereafter for any legal requirements applicable to the Building and all common areas.

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Subsequent to Tenant’s acceptance of the Premises, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises.

SECTION 4. RENT

4. (a) Payment. Tenant shall timely pay to Landlord the Base Rent and all additional sums to be paid by Tenant to Landlord under this Lease, including Tenant’s Proportionate Share of Basic Costs as set forth in subsection (c) below, without notice or demand and without deduction or set off, at Landlord’s Address (or such other address as Landlord may from time to time designate in writing to Tenant). Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Base Rent (which for purposes herein is the seventh (7th) month of the Term) shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Base Rent shall be due on the first day of the eighth (8th) full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Term. Base Rent for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Base Rent for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

(b) Increase to Base Rent. The monthly Base Rent shall increase once at the end of each Lease Year as shown in the section entitled “Base Rent” in the Basic Lease Information. A Lease Year means a period of twelve (12) consecutive calendar months; provided, however, that the first Lease Year shall commence on the Commencement Date and expire on the last day of the twelfth (12th) full calendar month following the Commencement Date.

Tenant shall not be responsible for increases in operating in excess of six percent (6%) per year on a cumulative basis, exclusive of those expenses categorized as not within the control of the Landlord “Non-Controllable Expenses”. For purposes of this provision, Non-Controllable Expenses shall be defined as taxes, utilities, insurance, and expenses that increase as a result of minimum wage rate increases. In addition, management fees shall be capped not to exceed four percent (4%) of the annual rental income received. Landlord agrees to protect any substantial tax increases.

Landlord shall keep books and records which shall, for the purpose of verifying the Common Areas Expenses, which books and records shall be subject to examination by Tenant and Tenant’s accountants at reasonable times during business hours and in a manner which does not unreasonably interfere with the conduct of Landlord’s business. Any such examination for any calendar year shall be conducted within three (3) months following Landlord’s delivery to Tenant of the statement of actual Basic costs, and shall be limited to the calendar year for which such statement of actual Basic Costs was furnished. The examination shall be conducted by an accountant licensed in the State of Texas, and the compensation paid to such accountant shall not be based on the results of the examination or a reduction in Tenant’s obligation to pay Basic Costs. If the examination of Landlord’s statement of actual Basic Costs shows that actual Basic Costs have been understated, Tenant shall pay to Landlord the difference between the amount actually paid by Tenant to Landlord for the prior calendar year, and the amount that the examination shows should have been paid by Tenant to Landlord. If the examination of Landlord’s statement of actual Basic costs shows that actual Basic costs have been overstated, Landlord shall have thirty (30) days to conduct its own

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examination to confirm Tenant’s accountant’s results, or in the alternative shall pay (on in Landlord’s discretion, credit against Rent next due) to Tenant the amount which Tenant’s examination has shown to have been overpaid by Tenant. All examinations of Landlord’s books and records shall be solely at Tenant’s expense; provided, however, if following landlord’s review Landlord’s statement of actual Basic Costs is shown to have been overstated by five percent (5%) or more, Landlord shall promptly reimburse Tenant for Tenant’s reasonable expenses of such examination.

(c) Basic Costs. On a monthly basis, Tenant shall pay to Landlord an amount equal to one twelfth (1/12th) of the product of (1) Landlord’s annual Basic Costs (as described on Exhibit C), multiplied by (2) Tenant’s Proportionate Share. Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to Tenant’s Estimated Proportionate Share of Basic Costs for the ensuing month. From time to time during any calendar year, Landlord may estimate and re-estimate the Proportionate Share of Basic Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of estimated Basic Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of its Proportionate Share of Basic Costs as estimated by Landlord. It is understood that the “estimated” cost is subject to revision based on the actual operating costs of the Building and Project.

(d) Annual Cost Statement. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs (the “Annual Cost Statement”) for the previous year adjusted as provided in Section 4.(e). Such Annual Cost Statement shall contain the information used by Landlord to prepare its standard accounting documents required to compute Landlord’s cost, plus Landlord’s calculation in determining Tenant’s Proportionate Share. If the Annual Cost Statement reveals that Tenant paid more for Basic Costs than Tenant’s Proportionate Share of Basic Costs in the year for which such statement was prepared, then Landlord shall, at its option, reimburse or credit Tenant for such excess within 30 days after delivery of the Annual Cost Statement in question; likewise, if Tenant paid less than Tenant’s Proportionate Share of Basic Costs, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement in question.

(e) Adjustments to Basic Costs. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Basic Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

SECTION 5. DELINQUENT PAYMENT; HANDLING CHARGES

5. In the event any Rent has not been paid within five (5) days following the date such payment is due, Landlord may charge Tenant a late fee equal to ten percent (10%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency; provided, however, that Tenant shall be afforded one (1) late payments of Rent in any given year during the Term, as renewed and extended, before Landlord may take action. In addition, if any Rent has not been paid within ten (10) days following the date such payment is due, any such delinquent Rent shall bear interest from the date due until paid at the rate of ten percent per annum. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

SECTION 6. SECURITY

6. Contemporaneously with the full execution of this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations

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DEPOSIT

under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (defined in Section 17). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount and if Tenant fails to do so within thirty (30) days of such demand, it shall constitute an Event of Default. Within a reasonable time after the Term ends, which shall not exceed thirty (30) days after Tenant has provided Landlord with written notice of Tenant’s forwarding address, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant’s obligations with a written description and itemization of any deductions. If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

SECTION 7. LANDLORD’S OBLIGATIONS

7. (a) Services. Landlord shall furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, during normal business hours, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (3) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord’s judgment be reasonably required; (4) elevator(s) for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during normal business hours and on holidays; (5) replacement of Building-standard light bulbs and fluorescent tubes; and (6) electrical current during normal business hours at a power capacity of 4 watts per rentable space foot for lighting and outlets (“Normal Usage”). Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7 (a) at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services (at the approximate hourly rate charged to other tenants in the Building which is currently $35 per hour per floor) within ten (10) days after Landlord has delivered to Tenant an invoice therefore. As used herein, the term “normal business hours” shall mean from 7:00 a.m. to 7:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturdays, except for the following holidays (or the day observed in lieu thereof by national banks): New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (collectively, the “Holidays”).

(b) Excess Utility Use. Landlord shall use reasonable efforts to furnish electrical current for special lighting, computers and other equipment whose electrical energy consumption exceeds Normal Usage through the then-existing feeders and risers serving the Building and the Premises (not to exceed, however, 6.5 watts per rentable square foot), and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefore. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Premises installed, maintained, and read by Landlord, all at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring electrical current in excess of Normal Usage unless approved in advance by Landlord in its reasonable discretion, unless such installations are contained in any construction drawings previously approved by Landlord in connection with the construction of the Landlord Work. The use of electricity

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in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, personal computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefore.

(c) Discontinuance. Landlord’s obligation to furnish services under Section 7 shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than 30-days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to such service.

(d) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not (i) render Landlord liable for any damages caused thereby, (ii) be a constructive eviction of Tenant, (iii) constitute a breach of any express or implied warranty, or, except as provided in the next sentence, or (iv) entitle Tenant to any abatement of Tenant’s obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises, including, without limitation, because the HVAC system is not working, for more than thirty (30) consecutive days (or five (5) consecutive business days if the reason for such unavailability is within the reasonable control of Landlord) because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefore, be entitled to a reasonable abatement of Rent for each consecutive day (after such thirty (30) day or five (5) business day period, as applicable) that Tenant is so prevented from making reasonable use of the Premises.

SECTION 8. IMPROVEMENTS AND REPAIRS

8. (a) Improvements; Alterations. Other than improvements to be paid for by Landlord in connection with the Landlord Work, improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed and provided that Landlord’s consent shall not be necessary for any proposed Tenant improvement that does not exceed [Ten Thousand and No/100 Dollars ($10,000)] and does not affect the Building’s structure, electrical or HVAC systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment (currently there is a supplemental HVAC unit in the server room) and all other equipment that is in any manner connected to the Building’s plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any improvements in the

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Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Subsequent to Tenant’s acceptance of the Premises, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises (including the Work described in Exhibit D) or in other areas of the Building.

(b). Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, operable attractive condition, and shall not permit or allow to remain any waste, Molds (as defined herein), or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by Tenant or Tenant’s agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within thirty (30) days after the occurrence of such damage, then Landlord may, after delivery of written notice to Tenant, make the same at Tenant’s cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant’s cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within twenty (20) days after Landlord has delivered to Tenant an invoice therefore. In no event shall Landlord have any obligation or liability to Tenant or any others for the existence of molds, fungi, bacteria, mildew, and other similar matters (collectively referred to hereafter as “Molds”), if the cause of the Molds is due to Tenant’s own conduct, acts or omissions, including the failure to perform any of Tenant’s obligations under the Lease.

(c). Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors reasonably approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building’s engineer of record.

(d). Mechanic’s Liens. Tenant has no authority, express or implied, to create, permit or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises. Tenant acknowledges and agrees that in connection with all Improvements or Alterations to the Premises, i) Tenant does not act as Landlord’s agent; ii) the Improvements or Alterations are done solely for the benefit of Tenant; and iii) the Improvements or Alterations do not “enrich” Landlord because they are specific to the needs of Tenant and therefore have little or no intrinsic value to Landlord. Other than for any and all loss, cost or expense based on or arising out of Landlord’s initial construction of the Building and in connection with the Landlord Work on the Premises. Tenant will save and hold Landlord harmless from any and all loss, cost or expense, including without limitation attorneys’ fees, based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Subsequent to the completion of the Landlord Work in the Premises, Tenant shall not permit any mechanic’s liens to be filed against the Premises or

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the Building for any work performed, materials furnished or obligation incurred by or at the request of Tenant. If any such a lien or encumbrance is filed, then Tenant shall, within fifteen (15) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefore.

SECTION 9. PERMITTED AND PROHIBITED USES

9. Permitted and Prohibited Uses. Tenant shall use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises, the Building, the parking areas and all common areas. The Premises shall not be used for any use other than the Permitted Use. The Premises shall not be used for a use which is disreputable, illegal or immoral; creates extraordinary fire hazards; results in a nuisance to other tenants; induces vibrations, noise, odors or blight noticeable by the public or other tenants; results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant’s acts or omissions, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building. The total number of persons constituting Tenant and Tenant’s employees and agents that are using the Premises on a daily basis shall not exceed five (5) persons for every 1,000 square feet of rentable space or part thereof.

SECTION 10. ASSIGNMENT AND SUBLETTING

10. (a) Transfers; Consent. Tenant shall not, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold, condition or delay), (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; provided that in the event an entity with an equal to or greater net worth than Tenant desires to merge with Tenant, Landlord’s consent shall not be required, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10.(a)(1) through 10.(a)(6) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation (including but not limited to any assignments or sub-leases, but specifically excluding any sales agreements), and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; current banking, financial, and other credit information; and general references sufficient to enable Landlord to reasonably determine the proposed transferee’s creditworthiness and character. In order to defray Landlord’s costs associated with a proposed transfer Tenant shall pay the sum of $1,000.00 to Landlord at the time of such request. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefore. Landlord’s consent to any Transfer shall not waive Landlord’s rights to object to or deny any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make

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payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Landlord hereby acknowledges that Landlord shall not have the right of recapture in connection with any Transfer as provided in this Section 10(a).

(b) Subletting. Notwithstanding the foregoing as set forth in Section 10(a), Tenant shall have the right to sublet or license all or a portion of the Premises to any Tenant related entity, subsidiary or successor of Tenant (“Affiliate”) without obtaining Landlord’s consent but upon providing written notice to Landlord, so long as Affiliate has equal or better credit than Tenant. If Affiliate does not have equal or better credit than Tenant, Tenant shall remain liable pursuant to this Lease. Landlord hereby acknowledges that Landlord shall not have the right of recapture in connection with any Transfer as provided in this Section 10(b).

(c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half (1/2) of all compensation received by Tenant for a Transfer (other than to an Affiliate) that exceeds the aggregate Base Rent and Tenant’s share of Basic Costs allocable to the portion of the Premises covered thereby, less any costs of subleasing, tenant improvements, fees, commissions, moving costs, down time, any other related expenses and any other concessions reasonably required to induce a Subtenant. Landlord hereby acknowledges that this Section 10(c) does not apply to any Transfer to an Affiliate as set forth in Section 10(b) above, and that Landlord shall have no right to receive any such compensation from Tenant in connection with a Transfer to an Affiliate.

SECTION 11. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

11. (a) Tenant Insurance. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance (“CGL”), and, if necessary, commercial umbrella insurance, in amounts of not less than a combined single limit of $3,000,000 (the “Initial Liability Insurance Amount”), insuring Tenant, Landlord, Landlord’s agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant’s property and improvements, and other property (including property of others), in the Premises, and (3) workman’s compensation insurance required under Texas law, containing a waiver of subrogation endorsement reasonably acceptable to Landlord. The CGL shall include coverage of a minimum of $1 million for bodily injury by accident or $1 million each employee for bodily injury by disease for each employee. If the CGL contains a general aggregate limit, it shall apply separately to the Premises. Such CGL shall be written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract. Landlord shall be included as an insured under the CGL, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage, and under the commercial umbrella, if any. This insurance shall apply as primary insurance with respect to any other insurance or self-insurance programs afforded to Landlord. There shall be no endorsement or modification of the CGL to make it excess over other available insurance; alternatively, if the CGL states that it is excess or pro rata, the policy shall be endorsed to be primary with respect to the additional insured.

The Initial Liability Insurance Amount shall be increased every two (2) years in the event the Consumer Price Index (“CPI Index”) has increased more than ten (10) percent over the base CPI Index in effect at the beginning of such 2 year period, to the insurable amount offered by the insurance company that is closest but higher than the Initial Liability Insurance Amount, times the CPI Index increase plus 100. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term “affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question. By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be

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adequate to protect Tenant, and as such coverage and limits shall not be deemed as a limitation of Tenant’s liability under the indemnities granted to Landlord in this Lease. Tenant may, at its option, purchase business income, business interruption, extra expense or similar coverage as part of this CGL, and in no event shall Landlord be liable for any business interruption or other consequential loss sustained by Tenant, whether or not it is insured, even if such loss is caused by the negligence of Landlord, its employees, officers, directors or agents but not for any gross negligence or willful misconduct of Landlord, its employees, officers, directors or agents. Tenant may, at its option, purchase insurance to cover its personal property. In no event shall Landlord be liable for any damage to or loss of personal property sustained by Tenant, whether or not it is insured, even if such loss is caused by the negligence of Landlord, its employees, officers, directors or agents.

(b) Landlord Insurance Landlord shall maintain, without cost to Tenant (except as otherwise provided in Basic Costs), with an insurer(s) holding a Best’s Rating of B+ or higher with a Financial Size of Class IX or higher, and reasonably acceptable to Tenant:

(i) ISO Simplified Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than Three Million and 00/100 Dollars ($3,000,000.00) per occurrence, Bodily Injury including death and Three Million and 00/100 Dollars ($3,000,000) per occurrence, Property Damage Liability or Three Million and 00/100 Dollars ($3,000,000) combined single limit for Bodily Injury and Property Damage Liability; and

(ii) Property insurance on the Building, the Premises and the common areas insuring ninety percent (90%) of the full replacement value thereof (less foundations). The policy shall not include a deductible in excess of One Hundred Thousand Dollars ($100,000), and shall include, but not be limited to, fire and extended coverage perils. The policy will contain appropriate endorsements waiving the insurer’s right of subrogation against Tenant.

(c) Waiver of Negligence Claims; No Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), unless the result of gross negligence of any party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured or required to be insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, unless caused by the gross negligence of such party. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Indemnity. Subject to Section 11.(c), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from any occurrence on the Premises or from Tenant’s failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence or willful misconduct of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity provision is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, or concurrently

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negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease.

SECTION 12. SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE

12. (a) Subordination. So long as Tenant has received a fully executed Subordination Nondisturbance and Attornment Agreement in a form acceptable to Tenant, then this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the Lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”).

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord will request the Lender to provide Tenant a Non Disturbance Agreement.

SECTION 13. RULES AND REGULATIONS

13. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B, and all parking rules and regulations that are attached hereto as Exhibit E. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable, applicable to all similarly situated tenants of the Building and will not unreasonably interfere with Tenant’s Permitted Use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees, and with any subsequent rules and regulations as Landlord at any time or times hereafter may make and communicate in writing to Tenant, provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

SECTION 14. CONDEMNATION

14. (a) Taking - Landlord’s and Tenant’s Rights. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so prior to the effective date of the Taking. Such relocation may be for no longer than ninety (90) days, and, in the event the relocation of Tenant is greater than ninety (90) days, then Tenant shall have the option to terminate this Lease. Landlord shall complete any such relocation within ten (10) days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be adjusted on a reasonable basis as to that portion of the Premises rendered untenable by the Taking.

(b) Taking - Landlord’s and Tenant’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord’s Mortgagee, then this Lease, at the option of

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either party, exercised by written notice to the other party within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If either party does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Base Rent shall adjust as provided in the last sentence of Section 14.(a).

(c) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken. Any value or award separately attributed to the leasehold shall belong to Tenant. In addition, Tenant may separately pursue a claim against the condemnor only for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.

SECTION 15. FIRE OR OTHER CASUALTY

15. (a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within thirty (30) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Landlord’s and Tenant’s Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Tenant does not terminate this Lease, then (subject to Landlord’s rights under Section 15.(c)), Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenable by the damage shall be adjusted on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

(c) Landlord’s and Tenant’s Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord’s Mortgagee, then either party may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Base Rent hereunder shall be abated as of the date of the Casualty. Notwithstanding the foregoing, should such damage occur within the last twelve months of the Term, as renewed and extended, if applicable, Tenant shall have the right in Tenant’s sole discretion, to terminate this Lease.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord’s obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

SECTION 16. TAXES

16. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on

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such increase, then Tenant shall pay to Landlord, as additional Rent and upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

SECTION 17. EVENTS OF DEFAULT

17. Each of the following occurrences shall constitute an “Event of Default”:

(a) Tenant’s failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease when due, and such failure to pay is not cured within three (3) business days of the date written notice of such event is received by Tenant (provided Tenant shall not be entitled to more than one (1) such notice during any calendar year;

(b) Tenant’s failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease (other than a payment obligation) on or before the twentieth (20th) day following written notice of such failure; provided, however, that in the event Tenant is undertaking reasonable efforts to cure such default, there will be no Event of Default so long as Tenant is diligently working to cure same;

(c) the filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17.(c), any guarantor of the Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; provided that Tenant shall have sixty (60) days following the commencement of an involuntary proceeding to have such proceeding dismissed before such proceeding shall constitute an Event of Default;

(d) the admission by Tenant that it cannot meet its obligations as they become due, the making of any transfer in fraud of creditors, or the making by Tenant of an assignment for the benefit of its creditors or a determination in the reasonable judgment of Landlord that Tenant has become insolvent by any definition stated under Chapter 24 of the Texas Property Code or any successor statute; and

(e) If Landlord shall fail to fulfill any covenant or provision of this Lease on its part to be performed and fail to remedy such failure within thirty (30) days after Tenant shall have given Landlord written notice of such failure, then the same shall be an Event of Default by Landlord and Tenant shall have all rights, powers and remedies available at law or equity.

SECTION 18. REMEDIES

18. Upon any Event of Default, Landlord may, without further notice or demand, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a) Terminate this Lease, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

(b) Terminate Tenant’s right to possession of the Premises without terminating this Lease, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises. Landlord and Tenant agree that compliance with

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the following shall constitute reasonable efforts:

i) Landlord may relet the Premises on such market terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises);

ii) however, Landlord shall not be obligated to relet the Premises before leasing other portions of similar size and nature of the Premises and other parts of the Building.

Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.(b). If Landlord elects to proceed under this Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a).

(c) Change the door locks to the Premises and exclude Tenant from the Premises. In the event Landlord shall, for the purpose of collecting Rent, or reentering or regaining possession of the Premises, change the lock(s) to the Premises, Landlord shall not be obligated to provide Tenant with the new key(s) to the Premises or provide Tenant with access to the Premises until and unless Tenant shall have first cured all outstanding defaults [but if Landlord has theretofore formally terminated this Lease or Tenant’s right of possession of the Premises, or if the default(s) is/are not subject to cure (such as, but without limitation, Tenant’s assignment or subletting, change of Permissible Use or change of trade name without Landlord’s consent, or Tenant’s early desertion, vacation or abandonment of the Premises), the Landlord shall not be obligated to provide the new key(s) to Tenant under any circumstances.

SECTION 19. PAYMENT BY TENANT; NON-WAIVER

19. (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing, storing and/or selling Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

(b) No Waiver. Landlord’s acceptance of all or a portion of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term.

SECTION 20. SURRENDER OF PREMISES

20. No act by Landlord shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage

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not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord) and any other items previously identified by Tenant in writing. Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture that is installed or placed in the Premises by Tenant as Landlord may reasonably request and which Landlord shall identify to Tenant in writing upon its approval of Tenant’s alterations, additions, improvements, trade fixtures, equipment, wiring and furniture which is to be installed or placed in the Premises by Tenant. Tenant shall repair all damage caused by Tenant’s removal of such items. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for or to pay for such items. The provisions of this Section 20 shall survive the end of the Term.

SECTION 21. HOLDING OVER

21. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Base Rent equal to one hundred fifty percent (150%) of the daily Base Rent payable during the last month of the Term. In addition, in the event of such holding over, Tenant shall be liable for and shall indemnify Landlord for all costs, losses, awards, or judgments (or reasonable negotiated settlement amount if any claim results in a settlement prior to any judgment award) due to Landlord’s inability to deliver the Premises to a successor tenant due to Tenant’s holding over. Nothing contained herein shall be deemed consent to holding over by Tenant.

SECTION 22. CERTAIN RIGHTS RESERVED BY LANDLORD

22. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building or Project (all references to Building herein include the Project), or any part thereof; for such purposes, to enter upon the Premises upon reasonable notice to Tenant and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c) to change the name by which the Building is designated; and

(d) to enter the Premises at all reasonable hours and upon giving Tenant reasonable notice (except in the case of any emergency) to show the Premises to existing or prospective purchasers, or lenders and to prospective tenants, no earlier than one hundred eighty (180) days prior to the then expiring Term, as renewed or extended.

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SECTION 23. SUBSTITUTION SPACE	Intentionally Deleted.

SECTION 24. MISCELLANEOUS

24. (a) Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease and the assignee assumes all of Landlord’s liabilities under the Lease and arising following such transfer, including, without limitation, the obligations arising in connection with the Security Deposit, then Landlord shall thereby be released from any obligations under this Lease following such transfer.

(b) Landlord’s Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not special, incidental, or consequential, damages therefore, and shall only be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency.

(c) Force Majeure. Other than for Tenant’s monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, delay or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, except for Tenant’s Broker, as may be shown in the Basic Lease Information. Tenant’s Broker shall be paid by the party named next to the name of the Broker as shown in the Basic Lease Information. Except as specifically set forth in this subsection (d), Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates and Financial Information. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefore, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord or Landlord’s Mortgagee may reasonably request.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered or delivered by overnight delivery service to the intended address or (3) delivered by facsimile copy transmission. Notice sent by certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

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(h) Amendments: and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by such party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. So long as there is no uncured Event of Default, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

(j) Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

(k) Captions. The captions contained in this Lease are for conveniences of reference only, and do not limit or enlarge the terms and conditions of this Lease.

(l) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such estate.

(m) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall either party have any right under this Lease unless mutual execution of this Lease by Landlord and Tenant. Neither the prospective Landlord nor the prospective Tenant shall have any obligation to negotiate the terms of a possible lease and may withdraw from negotiations at any time for any reason or for no reason, without liability to the other party.

(n) Exhibits. All exhibits and attachments hereto are incorporated herein by this reference.

Exhibit A	- Outline of Premises
Exhibit B	- Building Rules and Regulation
Exhibit C	- Basic Costs
Exhibit D	- Tenant Finish-Work
Exhibit E	- Parking
Exhibit F	- Commencement Date Memorandum
Exhibit G	- Right of First Offer
Exhibit H	- Expansion Option
Exhibit I	- Signage, Roof Rights, and Backup Generator

(o) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

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(p) Dates of Performance. In the event that any date for performance by either party of any obligation hereunder required to be performed by such party falls on a Saturday, Sunday, nationally established holiday or state established holiday in the state where the Premises are located, the time for performance of such obligation shall be deemed extended until the next business day following such date.

(q) Non-Disclosure. Landlord and Tenant agree that the terms of this Lease are confidential and constitute proprietary information of the parties hereto. Each of the parties hereto agrees that such party, and its respective partners, officers, directors, and attorneys, shall not disclose (including by press release, internet article, or other such publicity of any kind to the public or press) the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction; provided, however, that either party may disclose the terms hereof to its lenders or prospective lenders or its respective accountants who audit its respective financial statements or prepare its respective tax returns, to any prospective transferee of all or any portions of their respective interests hereunder (including a prospective assignee or subtenant of Tenant), to any governmental entity, agency or person to whom disclosure is required by applicable law, regulation or duty of diligent inquiry and in connection with any action brought to enforce the terms of this Lease, on account of the breach or alleged breach hereof or to seek a judicial determination of the rights or obligations of the parties hereunder. Landlord and Tenant shall jointly agree to the terms of a press release pertaining to Tenant’s job fair to be held on August 24, 2008.

(r) Time of the Essence. Time is of the essence in this Lease and each and every term, condition and provision hereof.

(s) Waiver of Jury Trial. The parties hereto desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, the parties hereto each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by any of the parties hereto against any other of the parties hereto on any matter whatsoever arising out of or in any way connected with this Lease or the matters contemplated thereby or any claim of injury or damage or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

(t) Attorney’s Fees. In the event either party files suit or is required to appear before a court of competent jurisdiction, to enforce any rights such party may have under the Lease, to request a court to interpret any provisions of this Lease, or to seek a declaration of such party’s rights under this Lease or the existence of a violation or default under this Lease, the party prevailing in such action (the “Prevailing Party”) shall be entitled, in addition to any remedy or damages awarded to the Prevailing Party, the Prevailing Party’s costs of court, out of pocket expenses, and attorneys’ fees. Attorneys’ fees shall include attorneys’ fees on any appeal, bankruptcy matters, costs of collection, and in addition a party entitled to attorneys’ fees shall be entitled to all other reasonable costs for investigating such action, taking depositions and the discovery, travel, expert’s fees, and all other necessary costs incurred in such litigation. The term prevailing party as used herein shall mean the party who obtains substantially the relief sought.

SECTION 25. HAZARDOUS SUBSTANCES

25. The term “Hazardous Substances”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental

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Law” which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a). no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided such Permitted Activities are conducted in accordance with all Environmental Laws; (b). the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of incidental amounts of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws; (c). no portion of the Premises will be used as a landfill or a dump; (d). Tenant will not install any underground tanks of any type; (e). Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f). Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if any Hazardous Substances other than Permitted Materials are brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; and (g). Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant’s right to possess the Premises is terminated. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions due to Tenant’s actions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant, including Landlord’s reasonable legal fees and costs incurred, except for any conditions or contamination caused by Landlord. The foregoing indemnity shall survive termination or expiration of this Lease. Unless expressly identified on an addendum to this Lease and except for ordinary office and cleaning products used in accordance with all Environmental Laws, as of the date hereof there are no “Permitted Activities” or “Permitted Materials” for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials or those placed in the Premises by Landlord) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord’s request therefore.

SECTION 26. BUILDING AMENITIES

26. Building Amenities. The Building’s amenities shall include, but not be limited to, the full service deli and the fitness center with locker room facilities with showers. In the event the full service deli serving the Building and Project closes, Landlord will use reasonable efforts to find another Tenant providing food services of comparable quality in the Building and Project.

DATED as of the date first written above.

LANDLORD: River Place Corporate Park, LP

                  a Texas limited partnership

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by: ASPEN GROWTH PROPERTIES, INC., its General Partner

	By:	/s/ Mark McAllister
	Name:	Mark McAllister
	Its:	President

TENANT:		Shoretel, Inc.

	By:	/s/ John W. Combs
	Name:	John W. Combs
	Its:	CEO

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EXHIBIT A

OUTLINE OF PREMISES

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EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Project, the parking area associated therewith, the land and the appurtenances thereto:

1.

Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.

Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.

Except as otherwise set forth in this Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord, which consent shall not be unreasonably conditioned or delayed. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.

At Landlord’s cost, Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building, and shall provide for the placement of Tenant’s name on the main entrance to the Premises. Tenant shall not erect any signs, plaques or names other than as provided for by Landlord.

5.

Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof. Tenant has the right to install a card key system that is acceptable to Landlord.

6.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7.

Landlord may prescribe weight limitations and determine the locations for safes, filing cabinets, and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8.

Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. Except for use by a handicapped or special needs individual, no birds or animals shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9.

Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

10.

Except as set forth in this Lease, to ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons and to a location approved by Landlord.

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11.	Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12.

No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

13.

Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13.	Except for machines used exclusively by Tenant’s employees, no vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

14.	All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

15.

Tenant shall use reasonable efforts to turn off all lighting and equipment when Tenant is not using the Premises, except for such equipment that is normally operated on a full time basis such as fax machines, refrigerators, computer servers, etcetera.

16.

Tenant shall not prepare any foodstuffs or operate any food equipment or stoves other than is typical in an office kitchenette such as coffee machines, microwave oven, and the like. In no event shall any cooking equipment having an open flame be operated in the Premises.

17.

Tenant shall not use any electronic equipment that causes any electronic interference with standard office equipment used by Landlord or any other tenant. Tenant shall not install any electronic equipment such as antennas, reception dishes, telephone, microwave or other similar transmission dishes, or their progeny, outside of the Premises or on the sides or top of the Building.

These rules may be amended or supplemented as reasonably determined by Landlord and as long as such amendment or supplement is equally applied to all similarly situated tenants in the Building and in the Project.

[end of Exhibit B]

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EXHIBIT C

BASIC COSTS

The term “Basic Cost” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of (i) the Building, (ii) the parking structure appurtenant to the Building and all parking areas servicing the Building, and (iii) all common areas owned by Landlord that are appurtenant to the Building (collectively “Improvements”), determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

1.

To the extent directly attributable to the Building, wages and salaries (including management fees or fees paid to an independent management company) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Improvements, including taxes, insurance and benefits relating thereto;

2.	All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Improvements;

3.

Annual cost of all capital improvements made to the Improvements which although capital in nature can reasonably be expected to reduce the normal operating costs of the Improvements, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

4.	Actual cost of all utilities for the Improvements, other than the cost of utilities actually reimbursed to Landlord by the Building’s tenants (including Tenant under Section 7.(b) of this Lease);

5.	Actual cost of any insurance or insurance related expense applicable to the Improvements and Landlord’s personal property used in connection therewith;

6.	Actual cost of repairs, replacements, and general maintenance of the Improvements; and

7.

Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Improvements (including, without limitation, alarm service, window cleaning, and elevator maintenance).

8.

Cost of providing maintenance, utilities and cleaning services to any tenant premises to the extent same are not separately reimbursed by any such tenant and to the further extent the recipient tenant thereof is paying its pro-rata share of Basic Costs.

9.	The Building’s Proportionate Share of Taxes (described below).

10.

The Building’s Proportionate Share of all expenses and disbursements of every kind (subject to the limitations set forth below), and not accounted for as part of the definition of Basic Cost pursuant to 1. through 8. above, which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the common areas of the Project (including the associated parking facilities to the extent not already accounted for, driveways and landscaped areas), determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

a.

Annual cost of all capital improvements made to the common areas which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

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b.

Cost of all utilities for the common areas of the Project (including, without limitation, landscape irrigation and parking lot lighting), other than the costs of utilities actually reimbursed to Landlord by the tenants of the Project;

c.	Cost of any insurance or insurance related expense applicable to the common areas of the Project and Landlord’s personal property used in connection therewith;

d.	Cost of repairs, replacements and general maintenance of the common areas of the Project; and

e.	Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair and replacement of the common area improvements.

As used herein the term “Taxes” shall mean all taxes and assessments and governmental charges whether federal, state, county or municipal and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation), including the buildings and the grounds, parking areas, driveways and alleys around the buildings, excluding, however, (A) any interest or penalties; (B) any capital levy, estate, succession, inheritance, transfer, sales, use or franchise taxes, or any income, profits, or revenue tax, assessment or charge imposed upon the rent received as such by Landlord under this Lease.

Notwithstanding subsection (B) of the previous paragraph, the tax imposed pursuant to the 2006 amendments to the Texas Tax Code, Chapter 171, and all subsequent legislation altering, amending, or modifying such amendments, pertaining to certain franchise, margin, revenue, or income taxes, imposed on any entity pursuant to such legislation, and any assessments or charges or part thereof so based, shall be deemed to be included within the term “Taxes” and shall not be excluded by subsection (B) of the previous paragraph. If at any time during the Term of this Lease the present method of taxation shall be further changed by the taxing authorities, so that the whole or any part of the taxes, assessments or governmental charges shall be discontinued or reduced, and that as a substitute thereof or in lieu of or in addition thereto taxes, assessments and governmental charges shall be levied, assessed, or imposed, wholly or partially, on (or shall be calculated with reference to rents received from the Project or rents reserved herein or the income of Landlord received directly from the Project), then such substituted, additional or increased taxes, assessments and governmental charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the definition of Taxes. Notwithstanding anything to the contrary in this Exhibit C or elsewhere in this Lease, the tax, if any, imposed pursuant to Texas Tax Code, Chapter 171, as it may be amended, and any substituted tax set forth in the preceding sentence, shall be calculated, throughout the term of this Lease, including any extensions, as if the Project is the sole asset of any nature owned by Landlord.

There are specifically excluded from the definition of the term “Basic Cost”:

(i)

costs for capital improvements made to the Building or Project, other than capital improvements described in subparagraphs 3. and 10. above of this Exhibit, and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like;

(ii)	executives’ salaries above the grade of building manager;
(iii)

costs for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; for interest, amortization or other payments on loans to Landlord;

(iv)	depreciation of the Improvements;
(v)	leasing commissions;
(vi)	legal expenses, other than those incurred for the general benefit of the Building’s tenants (e.g., real estate tax disputes);
(vii)	repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefore;
(viii)	renovating or otherwise improving space for occupants of the Building or non-Common Area vacant space in the Building;

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(ix)	expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord’s expense;
(x)	federal income taxes imposed on or measured by the income of Landlord from the operation of the Improvements;
(xi)	debt service, refinancing costs and mortgage interest and amortization payments;
(xii)

expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Improvements; and

(xiii)	Landlord’s general corporate overhead and administrative expenses except if it is solely for the Improvements.

[end of Exhibit C]

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EXHIBIT D

TENANT FINISH-WORK

(ALTERNATE FORM IF TENANT OBTAINS A TI ALLOWANCE)

1.         Tenant Improvement Allowance. Landlord shall provide Tenant an allowance for tenant improvements to the Premises in an amount not to exceed the LESSER OF (i) the tenant improvement allowance specified in the Basic Lease Information, or (ii) the total cost of construction of the tenant improvements.

2.         Plans and Drawings. On or before July 1, 2008 (the “Space Plan Deadline”), Tenant shall submit to Landlord, Tenant’s approved space plan for the Premises (the “Space Plan”). On or before August 1, 2008 (the “Working Drawing Deadline”), which date shall be extended by one (1) day for each day of Tenant’s Delay (defined below), Landlord shall deliver to Tenant for Tenant’s approval working drawings consisting of a floor plan, reflected ceiling plan, interior elevations, electrical plan, door schedule and finish schedule for the Premises (the “Working Drawings”), which Working Drawings shall be consistent with the Space Plan. Tenant shall approve or disapprove the Working Drawings within ten (10) business days after delivery of the Working Drawings to Tenant, which approval shall not be unreasonably withheld. Tenant shall have the right to disapprove the Working Drawings only to the extent the Working Drawings are inconsistent with the Space Plan. If Tenant disapproves the Working Drawings, Tenant shall return the Working Drawings to Landlord with Tenant’s specific requested changes noted thereon. Landlord shall promptly revise and resubmit the Working Drawings to Tenant and Tenant shall approve such revised Working Drawings within six (6) business days after receipt. Landlord shall be obligated to revise the Working Drawings only to the extent the Working Drawings are inconsistent with the Space Plan. The Working Drawings as finally approved by Tenant are referred to as the “Final Plans”, and the improvements to the Premises shown in the Final Plans are sometimes referred to herein as the “Landlord Work”. Landlord shall obtain all permits and approvals, and shall construct or modify the improvements to the Premises in accordance with the Final Plans, in a good and workmanlike manner, and charge the Tenant Improvement Allowance for an amount equal to the costs incurred by Landlord in constructing the improvements, including, without limitation, Landlord’s actual cost of the work performed and materials provided, architectural fees, engineering fees, mechanical costs, structural costs, electrical costs, permit fees, out-of-pocket expenses, and any increased costs incurred by Landlord as a result of any changes to the Final Plans requested by Tenant or any Tenant’s Delay (collectively, “Construction Costs”). Tenant shall pay or reimburse Landlord within twenty (20) days after Landlord’s request for any Construction Costs in excess of the Tenant Improvement Allowance incurred by Landlord in constructing the improvements in accordance with the Final Plans.

Tenant may, in Tenant’s sole discretion, amortize any additional elected Tenant Improvement Allowance (as used, the “Elected TI”) up to $5.00 per rentable square foot at 10% interest over the first three (3) calendar years of the Term. The Tenant Improvement Allowance and Elected TI may be used for any and all costs associated with the Premises including, but not limited to: building standard and non-building standard improvements, architectural and engineering services, permitting, and construction management fees, moving expenses, security network setup, telephone equipment and installation, signage, furniture and furniture set up, all cabling costs and consultant fees.

3.         Tenant’s Delay. For purposes hereof, a “Tenant’s Delay” shall include the following: (i) Tenant’s failure to submit the Space Plan or approve the Working Drawings within the periods specified in Section 2. above, (ii) Tenant’s changes to the Space Plan or the Final Plans after Tenant’s initial approval thereof, (iii) any failure by Tenant to pay Construction Costs in excess of the Tenant Improvement Allowance, (iv) any work performed by Tenant in the Premises, or (v) any other material delay to the extent requested or caused by Tenant.

4.         Substantial Completion. The terms “Substantial Completion” or “Substantially Complete” mean that the Landlord Work has been completed in accordance with the Final Plans, and the Premises may be legally occupied by Tenant, even though minor details, adjustments or punch list items that do not materially interfere with Tenant’s use or occupancy of the Premises for normal business operations may remain to be completed.

5.         Early Access. Tenant shall have access to the Premises (coordinating with the contractor) upon execution of this Lease provided that Tenant does not interfere with the construction of its improvements, in order to install cabling, security system, furniture, fixtures and equipment.

EXHIBIT E

PARKING

1.         Landlord shall provide to Tenant at no cost, and so long as there is no Event of Default, with five (5) parking spaces per one thousand (1,000) rentable square feet, or the amount of fifty three (53) undesignated vehicular parking spaces (including visitor and handicap) for the Premises, as contracted or expanded, if applicable, in the unreserved parking area associated with the Building during the Term, as extended, if applicable, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Facilities.

In addition, Landlord shall furnish to Tenant zero (0) reserved parking spaces in the covered parking garage.

2.         Tenant shall at all times comply with all Laws respecting the use of the Parking Facilities. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Facilities or the Property, from time to time, including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Facilities, and any violation of the rules and regulations shall subject the automobile in question to removal from the Parking Facilities.

3.         Unless specified to the contrary above, the parking spaces shall be provided on an unreserved, “first-come, first-served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Facilities to be operated by an independent contractor, un-affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Landlord shall have no liability whatsoever for any damage to vehicles or any other items located in or about the Parking Facilities, and in all events, Tenant agrees to seek recovery from its insurance carrier and to require Tenant’s employees to seek recovery from their respective insurance carriers for payment of any property damage sustained in connection with any use of the Parking Facilities.

4.         No portion of the parking areas may be used for any purpose other than the temporary parking of street-legal automobiles, except that no oversize vehicles, trailers or campers may be parked. There shall be no vehicular maintenance, washing, cleaning, detailing, or similar activities performed in the parking area. All vehicles shall be parked within the lines of a parking space and all vehicles shall obey all directional and restrictive signs placed in the parking areas.

5.         Landlord has the right to impose parking fees or parking restrictions (i.e., car pool parking limitations) if any governmental authority requires same. In the event parking fees are imposed as allowed herein, Tenant may offer parking validation in a form determined by Landlord. If parking fees are imposed, the payee of such fees shall pay to Landlord all state taxes assessed against such parking fees pursuant to Title 2. of the Texas Tax Code. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, with assigned and/or reserved spaces. Such reserved spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Parking Facilities, at its discretion or if required by casualty, strike, condemnation, repair, alteration, act of God, Laws, or other reason beyond Landlord’s reasonable control; provided, however, that except for matters beyond Landlord’s reasonable control, any such closure shall be temporary in nature.

[end of Exhibit E]

ASPEN GROWTH PROPERTIES – NET LEASE

EXHIBIT F

Commencement Date Memorandum

Re:

Office Lease dated ______________, 2008 (the “Lease”) between ____________________, L.P. (“Landlord”) and __________________________________________(“Tenant”) for the Premises described below. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

The Premises subject to the Lease are __________________________________________________________________________.

The rentable square feet are ______________.

Tenant has accepted possession of the Premises. The Premises are usable by Tenant as intended, and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

The Commencement Date of the Lease is ___________________.

The Expiration Date of the Lease is the last day of __________________.

Tenant’s Address at the Premises after the Commencement Date is:

name:    _____________________________________________

attention:    ______________________________

street:    _____________________________________

city/state/zip:    ________________________

telephone: (512)    ______________________

The terms and conditions of the Lease constitute the complete final agreement of Landlord and Tenant and are ratified and acknowledged to be unchanged and in full force and effect.

EXECUTED as of ________________, 2008.

LANDLORD: River Place Corporate Park, LP
a Texas limited partnership

by:	ASPEN GROWTH PROPERTIES, INC., its General Partner
By:
Name:	Mark McAllister
Its:	President

TENANT: Shoretel, Inc.

By:
Name:
Its:

ASPEN GROWTH PROPERTIES – NET LEASE

EXHIBIT G

OPTION TO EXTEND

[ADDENDUM TO LEASE – OPTION TO EXTEND THE TERM]

Provided no Event of Default exists beyond any applicable cure periods at the time of such election, Tenant may renew the Lease for one (1) additional period of three (3) years on the same terms provided in the Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than two hundred seventy (270) days and not before three hundred sixty (360) days prior to the expiration of the primary Term or an extended Term as the Term may have been extended by the previous exercise of Tenant’s option to extend the Term. Any notices given prior to said 360 day period or following said 270 day period shall be void and without force and effect. No later than thirty (30) days following the date Tenant has provided written notice of the exercise of its option to extend the Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

1.         Base Rent for the Premises (on a per square foot basis) in effect at the expiration of the then current term of the Lease shall be increased or decreased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the Northwest Austin Class A rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant, the location and quality of the Building, all concessions which are being offered to renewal tenants, the creditworthiness of Tenant, the size and location of the space and any annual increases to Base Rent renewal period (collectively, the “Market Rate”). Upon receiving notice of Tenant’s intent to extend the Term of the Lease, Landlord shall promptly notify Tenant in writing of its determination of the Market Rate, which shall be no later than ten (10) business days after receipt of Tenant’s written request therefor.

2.         If within fifteen (15) days following Tenant’s notice to Landlord, Tenant and Landlord are unable to agree on a mutually acceptable Market Rate, then Tenant shall have the option within five (5) days following the end of such fifteen (15) day period to (1) revoke its election to extend the term of this Lease, or (2) to request binding arbitration. In the event that Tenant shall revoke its notice to extend the term of this Lease, the Lease shall expire per its terms. In the event that Tenant shall elect the binding arbitration, then Landlord and Tenant shall, within ten (10) days thereafter, each designate a qualified real estate professional with a minimum of ten (10) years binding arbitration experience in office lease market rental arbitration. The two (2) such appointees shall within five (5) days thereafter, designate a third real estate professional having substantially similar qualifications and the parties shall submit to binding arbitration within thirty (30) days thereafter.

3.         Tenant reserves the right to revoke its exercise of the renewal option within five (5) days of Landlord’s determination of the Market Rate for such renewal term, in which case the Lease shall expire per its terms.

4.         Except as specifically set forth above, Tenant shall have no further renewal options unless expressly granted by Landlord in writing;

5.         Landlord shall lease to Tenant and Tenant shall accept the Premises “As-Is” and in its then-current condition;

6.         Upon the extension of the Term pursuant to this Addendum to Lease, the term “Lease Term” or “Term” as used in this Lease shall thereafter include the extended Term and the expiration date of the Lease shall be the expiration date of the extended Term; and

7.         Tenant’s rights under this Addendum shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated or (b) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

LANDLORD: River Place Corporate Park, LP
a Texas limited partnership

by:	ASPEN GROWTH PROPERTIES, INC., its General Partner
By:
Name:	Mark McAllister
Its:	President

TENANT: Shoretel, Inc.

By:
Name:
Its:

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EXHIBIT H

RIGHT OF FIRST OFFER

A. Right of First Offer. Prior to leasing all or any part of the space commonly known as Suites 201 and 203 (consisting of approximately 4,070 and 12,984 square feet of net rentable area, as applicable, and hereinafter referred to as the “Reserved Area”), Landlord shall provide Tenant with written notice (the “New Availability Notice”) of the portion of the Reserved Area which Landlord is willing to lease (the “New Expansion Area”) and the Base Rent and other lease terms for which Landlord is willing to lease the New Expansion Area. If Tenant, within ten (10) business days after receipt of the New Availability Notice indicates in writing its agreement to lease the New Expansion Area on the terms and conditions set forth in the New Availability Notice, the New Expansion Area shall be included within the Premises and leased to Tenant pursuant to the terms and conditions of the New Availability Notice and otherwise on the terms and conditions of the Lease; provided, however, that (i) the Base Rent for the New Expansion Area shall be as set forth in the New Availability Notice, (ii) Tenant’s Share of Operating Expenses shall be adjusted to reflect the addition of the New Expansion Area, (iii) any Tenant Construction Allowance shall be as set forth in the New Availability Notice, and (iv) the Expiration Date for the New Expansion Area shall be the Expiration Date set forth in the Lease, which shall include any additional terms, if any. If Tenant does not indicate, within such ten (10) business days after receipt of the New Availability Notice, its agreement to lease the New Expansion Area, Landlord thereafter shall have the right to lease the New Expansion Area to any third party upon the same terms that were offered to Tenant in the New Availability Notice. The right of first offer set forth herein is available to Tenant on a continual basis until the Expiration Date.

B. Preparation and Execution of Amendment to Lease. If Tenant exercises its rights to lease the additional space as set forth above, Landlord shall immediately prepare, and the parties shall thereafter execute an amendment to the Lease stating the addition of the Reserved Area or New Expansion Area to the Premises and incorporating the terms and conditions as set forth, respectively, in A. above or in the New Availability Notice. If Tenant does not indicate, within fifteen (15) days after receipt of the New Availability Notice, its agreement to lease the New Expansion Area, Landlord thereafter shall have the right to lease the New Expansion Area to any third party. The right of first offer set forth herein is available to Tenant on a continual basis until the Expiration Date (but not any extensions or renewals thereof).

C. Right of First Offer Personal to Tenant. Tenant’s rights specified in this Exhibit H are personal to the named Tenant set forth in the signature page of this Lease or an Affiliate and may not be assigned to or exercised by any other person or entity. Tenant’s right to exercise its right of first offer is subject to no breach or default by Tenant occurring under this Lease and continuing beyond any applicable notice and cure period, and Landlord’s review and reasonable approval of Tenant’s current financials upon Tenant’s exercise of its right of first offer. If Tenant fails to timely exercise its rights under this Exhibit G in accordance with the terms and conditions set forth herein, including strict adherence to all time requirements set forth above, such rights shall be of no further force or effect.

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EXHIBIT I

EXPANSION OPTION

A. Expansion Option. Prior to leasing all or any part of the space commonly known as Suite 205 (consisting of approximately 3,048 square feet of net rentable area, and hereinafter referred to as the “Expansion Option Reserved Area”), Tenant shall have an option to expand into Suite 205 by providing Landlord notice of Tenant’s intent to exercise said option on or before January 1, 2010.

The Base Rent rate for the Expansion Option Reserved Area shall be the same rental rate as Tenant is paying on the initial Premises at the time of the commencement of the expansion and the expiration date for the Expansion Option Reserved Area shall be coterminous with the initial Premises. Landlord shall provide a tenant improvement allowance in the amount of $6.75 per square foot for the Expansion Option Reserved Area. The commencement date shall be upon substantial completion of the tenant improvements, which is estimated to be June 1, 2010, but shall occur on or before November 1, 2010.

B. Preparation and Execution of Amendment to Lease. If Tenant exercises its rights to lease the Expansion Option Reserved Area, Landlord shall immediately prepare, and the parties shall thereafter execute an amendment to the Lease stating the addition of the Expansion Option Reserved Area to the Premises and incorporating the terms and conditions as set forth, respectively, in Section A. above.

C. Right of First Offer Personal to Tenant. Tenant’s rights specified in this Exhibit I are personal to the named Tenant set forth in the signature page of this Lease or an Affiliate and may not be assigned to or exercised by any other person or entity. Tenant’s right to exercise this expansion option is subject to no breach or default by Tenant occurring under this Lease and continuing beyond any applicable notice and cure period and Landlord’s review and reasonable approval of Tenant’s current financials upon Tenant’s exercise of this expansion option. If Tenant fails to timely exercise its rights under this Exhibit H in accordance with the terms and conditions set forth herein, including strict adherence to all time requirements set forth above, such rights shall be of no further force or effect.

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EXHIBIT J

SIGNAGE, ROOF RIGHTS, BACKUP GENERATORS AND DELIVERY TO PREMISES

1.         Tenant shall be entitled to (i) one (1) sign on each of the entrance doors (collectively, the “Door Sign”) to the Premises and (ii) one (1) band (“Tenant’s Band Sign”) on the Building monument sign at a mutually agreeable location. All costs associated with (i) placing the lettering of the Door Sign on the entrance to the Premises and (ii) the fabrication, installation, permitting and maintaining of Tenant’s Band Sign shall be the responsibility of Tenant and may be part of the Tenant Improvement Allowance. The location, size and design of the Door Sign and Tenant’s Band Sign must be approved by Landlord in its reasonable discretion, not to be unreasonably withheld, conditioned or delayed prior to installation.

2.         Landlord shall approve the installation of Tenant’s HVAC, telecommunications and satellite equipment in a mutually acceptable location on the roof of the Building. Prior to installation, Landlord shall consent to the equipment and location of such equipment, such consent not to be unreasonably withheld or delayed. Tenant shall require periodic roof access to inspect and service its equipment on the roof with one (1) business day prior written notice to Landlord and escorted by property management.

3.         Tenant shall require one or more UPS/Backup Generators on the property and shall provide specification as to such generators to Landlord prior to execution of this Lease. The exact location of such generators, as more particularly described on Exhibit J attached hereto and incorporated herein, and the screening of such generators shall be reasonably approved by Landlord prior to installation thereof. The cost of such installation and screening shall be paid by Tenant.

4.         Tenant shall be allowed to have sodas, water and other snack related items for the snack area in the Premises delivered to the Premises during business hours.

5

EXHIBIT K

LOCATION OF BACKUP GENERATORS

6

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of the 16th day of September, 2009 (the “Effective Date”), by and between MLIC ASSET HOLDINGS LLC, a Delaware limited liability company (“Landlord”), and SHORETEL, INC., a Delaware corporation (“Tenant”).

RECITALS

A.         Landlord or its predecessor in interest and Tenant entered into a certain Lease Agreement dated as of June 30, 2008 (the “Lease”) demising Suites 200 and 202 consisting of 10,683 rentable square feet (the “Premises”) in the office building (the “Building”) located on the land commonly known as River Place Corporate Park, Building IV, Austin, Texas 78730, for a term expiring on February 29, 2012.

B.         Landlord and Tenant desire to amend the Lease to, among other things, add Suite 203 to the Premises covered by the Lease, all upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the above recitations (which are hereby acknowledged by the parties to be true and correct) and of the Premises and the mutual covenants and agreements herein contained, the Lease is hereby amended as follows:

1.         Defined Terms. All capitalized terms not specifically defined herein shall have the same meaning as set forth in the Lease.

2.         Expansion Area. On the “Expansion Commencement Date” (as defined in Exhibit B hereto) Landlord shall be deemed to have delivered possession to Tenant of certain additional space in the Building known as Suite 203, consisting of six thousand four hundred five (6,405) rentable square feet, as shown on Exhibit A attached hereto and made a part hereof and referred to as the “Expansion Area.” Notwithstanding the foregoing, in the event that Landlord does not deliver possession of the Expansion Area to Tenant on or before February 15, 2010, subject only to force majeure, governmental and Tenant delay, Tenant shall have the right to terminate this Amendment, at which time this Amendment shall be void ab initio. From and after the Expansion Commencement Date, and through the remainder of the term of this Lease, the Expansion Area shall be added to and become a part of the “Premises” governed by the Lease, as amended hereby, thereby increasing the area of the Premises by six thousand four hundred five (6,405) rentable square feet for a total of seventeen thousand eighty-eight (17,088) rentable square feet. The following provisions shall apply solely to the Expansion Area.

(a) In addition to the Base Rent due Landlord as set forth in the “Base Rent” section in the Basic Lease Information of the Lease, the following sums shall be added to and be deemed to be additional Base Rent commencing on the Expansion Commencement Date for the Expansion Area:

7

Period from/to	Monthly Rent	Annual Rent	Rate/SF of Rentable Area (for Illustration purposes only)
Expansion Commencement Date through 2/28/2010	$9,874.38	$118,492.56	$18.50
3/1/2010 – 2/28/2011	$10,141.25	$121,695.00	$19.00
3/1/2011 – 2/29/2012	$10,408.13	$124,897.56	$19.50

In the event the Base Rent due under this Amendment commences on a day other than the first (1st) day of a calendar month, the monthly installment of Base Rent for the Expansion Area for such month shall be prorated.

(b) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Expansion Area, except as set forth on Exhibit B attached hereto and incorporated herein (the “Work Letter”) which sets forth the terms upon which Landlord shall cause improvements to be made to the Expansion Area.

(c) Effective on the Expansion Commencement Date, all charges payable under the Lease which are predicated upon the rentable area of the Premises, shall be determined by using the rental area of the Premises as expanded to include the Expansion Area [a total of seventeen thousand eighty-eight (17,088) rentable square feet]. Accordingly, from and after the Expansion Commencement Date, Tenant’s Proportionate Share set forth in the Basic Lease Information of the Lease is and shall be amended hereby to be nineteen and fifty-nine hundredths percent (19.59%). If the Expansion Commencement Date is other than the first (1st) day of a calendar year, Tenant’s Proportionate Share shall be increased only for that portion of the then calendar year commencing on the Expansion Commencement Date.

3.         Parking. As of the Expansion Commencement Date, the first sentence in Exhibit E, Parking, of the Lease is hereby deleted and replaced with the following:

Landlord shall provide to Tenant at no cost, and so long as there is no Event of Default, with five (5) parking spaces per one thousand (1,000) rentable square feet, or the amount of eighty-five (85) undesignated vehicular parking spaces (including visitor and handicap) for the Premises, as contracted or expanded, if applicable, in the unreserved parking area associated with the Building during the Term, as extended, if applicable, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Facilities.

4.         Landlord’s Liability. Section 24(b) of the Lease is hereby deleted and replaced with the following:

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Amendment shall only be enforced against Landlord’s interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00), and in no event against any other assets of the Landlord, or Landlord’s officers or directors.

8

5.         Brokers Fee and Commission. Tenant represents that, except for CB Richard Ellis, Inc. and Jones Lang LaSalle Brokerage LLC (“JLL”), Tenant has not procured or engaged any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment, or showed the Expansion Area to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Other than CB Richard Ellis, Inc., Landlord has not procured or engaged any real estate broker, sales person or finder in connection with this Amendment. Landlord agrees to indemnify, protect and hold Tenant harmless from and against any and all liabilities and claims for commissions arising out of a breach of the foregoing representation.

6.         Tenant Right of Offset. Tenant shall have a right of offset against Monthly Rent for the Expansion Area to the extent the Construction Allowance is not paid by Landlord in accordance with the terms of the Work Letter. In addition, Tenant shall have a right of offset against Monthly Rent for the Expansion Area to the extent Landlord does not pay CBRE and such payment is required by the terms of Landlord’s commission agreement with CBRE and Tenant actually pays JLL a commission for this Amendment.

7.         Estoppel. Both Landlord and Tenant hereby confirm and ratify the Lease as amended and hereby acknowledge, to each of their respective knowledge, that neither party is in default under the Lease as of the Effective Date.

8.         Entire Agreement; Amendment. This Amendment, the Lease, and all exhibits, schedules, riders and addenda to each, constitute the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

9.         Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party.

10.         Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one and the same instrument. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

11.         Continuation. Expect as expressly modified herein, the Lease continues in full force and effect with respect to the Premises. In the event of any conflict between the Lease and this Amendment, this Amendment shall control.

9

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed as of the Effective Date.

LANDLORD:		TENANT:

MLIC ASSET HOLDINGS LLC, a		SHORETEL, INC., a Delaware
Delaware limited liability company		corporation

By: Transmountain Land & Livestock Company, a Montana corporation,		By:	/s/ John W. Combs
		Its:	CEO

its Manager

By:	/s/ Kurt W. Day
Kurt W. Day
Vice President

10

EXHIBIT A

PLAN OF EXPANSION AREA

Exhibit A

EXHIBIT B

WORKLETTER

1.         Space Plan. Landlord has prepared or shall prepare a space plan of the Expansion Area depicting the construction work which is to be performed in order to prepare the Expansion Area for Tenant’s use and occupancy (the “Expansion Work”). All of the Expansion Work shall be performed for Tenant by Landlord, at Tenant’s expense (subject to the Construction Allowance as provided in Section 3 below), and the cost of the Expansion Work shall be additional Rent under this Lease. Landlord shall cause to be constructed in a good and workmanlike manner all of the Expansion Work in the Expansion Area(subject to adjustment as hereinafter provided).

2.         Expansion Working Drawings. Landlord shall cause to be prepared the final architectural, mechanical (including heating, ventilating and air conditioning), electrical, plumbing, structural plans and specifications (the “Expansion Working Drawings”) necessary to complete the work depicted on the space plan approved by Tenant on or before September 23, 2009.

Landlord shall submit the finished Expansion Working Drawings to Tenant on or before September 23, 2009. If, within ten (10) days after receipt of the Expansion Working Drawings from Landlord, Tenant fails to initial, and, if Tenant has any corrections thereon, to make such corrections on the Expansion Working Drawings, and return the Expansion Working Drawings to Landlord, the Expansion Working Drawings shall be deemed approved by Tenant, and Landlord may proceed to complete the Expansion Work in accordance with the Expansion Working Drawings.

3.         Construction Allowance. Landlord and Tenant hereby agree that Landlord shall provide Tenant with an allowance of up to $15.00 per rentable square foot of the Expansion Area (the “Construction Allowance”), to be applied to the cost of the design and construction of the Expansion Work . All costs and expenses in connection with the Expansion Work shall be (i) competitively bid to a minimum of three (3) general contractors and/or three (3) subcontractors, as applicable, with Tenant having the right to review and approve such bids within three (3) days and (ii) an amount not to exceed available funds from the Construction Allowance shall be paid directly and timely by Landlord to the contractors and/or sub-contractors, as applicable. All costs and expenses in excess of the Construction Allowance, which have been approved in advance by Tenant in Tenant’s sole discretion, shall be paid for by Tenant within thirty (30) days of Tenant’s approval of such excess costs and expenses. Any unused portion of the Construction Allowance up to and not to exceed $5.00 per rentable square foot of the Expansion Area may be, in Tenant’s sole discretion, used: (i) as a credit to Base Rent first due; (ii) by Tenant for furniture, fixture and equipment or (iii) by Tenant for the cost of the Expansion Working Drawings.

Landlord or its affiliate shall supervise the Expansion Work, make disbursements required to be made to the contractor, act as a liaison between the contractor and Tenant and coordinate the relationship between the Expansion Work, the Building, and the Building’s systems. In consideration for CBRE’s construction supervision services, Tenant shall pay to CBRE a construction supervision fee equal to five percent (5%) of the hard construction costs. Landlord will make every effort to complete the Expansion Work on or before October 23, 2009.

4.         Information Submission. To the extent not shown on the Expansion Working Drawings, Tenant shall supply Landlord with all information concerning Tenant’s requirements with respect to the construction of the Expansion Area within a reasonable time of receiving the request from Landlord. In the event Tenant fails to supply the necessary information within a reasonable time of receiving the request from Landlord, Landlord may (but shall not be required to) complete the Expansion Area solely on the information available to Landlord.

5.         Tenant’s Entry Prior to Expansion Commencement Date. Landlord may permit Tenant and/or its agents or laborers to enter the Expansion Area at Tenant’s sole risk prior to the Expansion Commencement Date, in order to perform various work through Tenant’s own contractors as Tenant may desire, at the same time that Landlord’s contractors are working in the Expansion Area. The foregoing license to enter prior to the Expansion Commencement Date, however, is conditioned upon Tenant’s labor not interfering with Landlord’s contractors or with any other tenant or its labor. If at any time such entry shall cause disharmony, interference or union disputes of any nature whatsoever, or if Landlord shall, in Landlord’s sole judgment, determine that such entry, such work or the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Building or the Expansion Area at the earliest possible date, this license may be withdrawn by Landlord effective immediately upon written notice to Tenant. Such entry shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease and Tenant shall comply with all of the provisions of the Lease which are the obligations or covenants of Tenant, other than the obligation to pay Rent, except as provided in this Work Letter. In the event that Tenant, its agents or laborers incur any charges from Landlord, including but not limited to charges for use of construction or hoisting equipment on the Property, then such charges shall be an obligation of Tenant and shall constitute Rent due under the Lease. Tenant’s entry into the Expansion Area solely for the purposes of this paragraph shall not be deemed to be occupancy of the Expansion Area.

6.         Possession. Landlord has not agreed or represented that the Expansion Area will be complete or ready for occupancy on any specific date; provided that, Landlord shall use its best efforts to complete the Expansion Work on or before December 1, 2009. For purposes hereof, the “Expansion Commencement Date” shall be the date which is fifteen (15) days after the date the Expansion Area is complete and ready for occupancy. The Expansion Area shall not be deemed incomplete or not ready for occupancy if only insubstantial details of construction, decoration or mechanical adjustments remain to be done. The determination of Landlord’s architect or the interior space planner for the Building shall be final and conclusive as to whether the Expansion Area is complete and ready for occupancy.

7.         Punch List. Landlord shall notify Tenant in writing that the Expansion Commencement Date has occurred, which shall not be a date prior to the date that a certificate of occupancy is issued and other required governmental approvals are received. No later than ten (10) days after the Expansion Commencement Date Tenant shall submit to the Landlord a list of unfinished details of Landlord’s work (the “Punch List”). If Tenant shall fail to execute and

Exhibit A

deliver to Landlord the Punch List within said ten (10) day period, Tenant shall be deemed to have accepted the Expansion Area “as is”. At the request of Landlord from time to time thereafter, Tenant shall, upon completion of items previously listed on the Punch List, promptly furnish to Landlord a revised Punch List acknowledging completion of said items. In addition, Landlord shall ensure that all of the Expansion Work completed with respect to the Expansion Area satisfies any and all governmental requirements and laws.

8.         Landlord’s Entry After Substantial Completion. At any time after the Expansion Commencement Date, Landlord may enter the Expansion Area to complete the Punch List items, and such entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents; provided that Landlord shall not interfere with Tenant’s conduct of business in the Premises, which shall include the Expansion Area.

Exhibit A

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of the             day of December, 2009 (the “Effective Date”), by and between MLIC ASSET HOLDINGS LLC, a Delaware limited liability company (“Landlord”), and SHORETEL, INC., a Delaware corporation (“Tenant”).

RECITALS

A.         Landlord or its predecessor in interest and Tenant entered into a certain Lease Agreement dated as of June 30, 2008, as amended by that certain First Amendment to Lease Agreement dated as of September 16, 2009 (collectively, and as modified, amended or extended from time to time, the “Lease”) demising Suites 200, 202 and 203 consisting of 17,088 rentable square feet (the “Premises”) in the office building (the “Building”) located on the land commonly known as River Place Corporate Park, Building IV, Austin, Texas 78730, for a term expiring on February 29, 2012.

B.         Landlord and Tenant desire to, among other things, amend the Lease to add Suites 201 and 205 to the Premises covered by the Lease, all upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the above recitations (which are hereby acknowledged by the parties to be true and correct) and of the Premises and the mutual covenants and agreements herein contained, the Lease is hereby amended as follows:

1.         Defined Terms. All capitalized terms not specifically defined herein shall have the same meaning as set forth in the Lease.

2.         Expansion Area. On February 1, 2010 (the “Expansion Commencement Date – Suite 205”) Landlord shall deliver possession to Tenant of certain additional space in the Building known as Suite 205, consisting of three thousand forty-eight (3,048) rentable square feet as shown on Exhibit A – 1 attached hereto and made a part hereof and referred to as the “Expansion Area – Suite 205.” On April 1, 2010 (the “Expansion Commencement Date – Suite 201”) Landlord shall deliver possession to Tenant of certain additional space in the Building known as Suite 201, consisting of ten thousand nine hundred ninety-nine (10,999) rentable square feet as shown on Exhibit A – 2 attached hereto and made a part hereof and referred to as the “Expansion Area – Suite 201” (Expansion Area – Suite 205 and Expansion Area – Suite 201 are collectively referred to as the “Expansion Area”). In addition, Landlord hereby grants Tenant early access to the Expansion Area in accordance with Section 5 of the Work Letter (as defined herein) attached hereto as Exhibit B.

Provided that this Amendment has not been terminated by Tenant as set forth herein, from and after the Expansion Commencement Date – Suite 205, and through the remainder of the term of this Lease, the Expansion Area – Suite 205 shall be added to and become a part of the “Premises” governed by the Lease, as amended hereby, thereby increasing the area of the Premises from seventeen thousand eighty eight (17,088) rentable square feet to twenty thousand one hundred thirty-six (20,136) rentable square feet.

In addition, and provided that this Amendment has not been terminated by Tenant as set forth herein, from and after the Expansion Commencement Date – Suite 201, and through the remainder of the term of this Lease, the Expansion Area – Suite 201 shall be added to and become a part of the “Premises” governed by the Lease, as amended hereby, thereby increasing the area of the Premises from twenty thousand one hundred thirty-six (20,136) rentable square feet to thirty-one thousand one hundred thirty-five (31,135) rentable square feet.

Exhibit A

Notwithstanding the two immediately preceding paragraphs of this Section 2, Landlord and Tenant agree that the Base Rent, all charges payable under the Lease which are predicated upon the rentable area of the Premises and the rentable square footage of Expansion Area – Suite 205 and/or Expansion Area – Suite 201 (by which the Base Rent and aforementioned charges are determined) may be adjusted, as necessary, based upon Tenant’s measurement of Expansion Area – Suite 205 and/or Expansion Area – Suite 201, conducted in accordance with BOMA standards, prior to the Expansion Commencement Date – Suite 205 and the Expansion Date – Suite 201, as applicable.

3.         Rent, the Expansion Area and Other Charges. The following provisions of this Section 3 shall apply solely to Expansion Area – Suite 205 and Expansion Area – Suite 201:

(a) Tenant agrees to pay Base Rent for the Expansion Area as follows commencing first on the Expansion Commencement Date – Suite 205 and second on the Expansion Commencement Date – Suite 201:

Expansion Area – Suite 205:

Period from/to	Monthly Rent	Annual Rent	Rate/SF of Rentable Area
2/1/2010 – Suite 205 - 5/31/2010	$4,699.00	$56,388.00	$18.50
6/1/2010 – 5/31/2011	$4,826.00	$57,912.00	$19.00
6/1/2011 – 2/29/2012	$4,953.00	$59,436.00	$19.50

Expansion Area – Suite 201:

Period from/to	Monthly Rent	Annual Rent	Rate/SF of Rentable Area
4/1/2010 – 5/31/2010	$16,956.79	$203,481.50	$18.50
6/1/2010 – 5/31/2011	$17,415.08	$208,981.00	$19.00
3/1/2011 – 2/29/2012	$17,873.38	$214,480.50	$19.50

(b) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the Expansion Area, except as set forth on Exhibit B attached hereto and incorporated herein (the “Work Letter”) which sets forth the terms upon which Landlord shall cause improvements to be made to the Expansion Area.

(c) Subject to Section 2 of this Amendment, effective on the Expansion Commencement Date – Suite 205, all charges payable under the Lease which are predicated upon the rentable area of the Premises, shall be determined by using the rental area of the Premises, as expanded hereby, to include the Expansion Area – Suite 205 [a total of twenty thousand one hundred thirty-six (20,136) rentable square feet]. Accordingly, from and after the Expansion Commencement Date – Suite 205, Tenant’s Proportionate Share set forth in the Basic Lease Information of the Lease is and shall be amended hereby

Exhibit A

to be twenty-three and eight hundredths of one percent (23.08%). Tenant’s Proportionate Share for 2010 shall be increased only for that portion of the then calendar year commencing on the Expansion Commencement Date – Suite 205 and not for the entire calendar year.

(d) Subject to Section 2 of this Amendment, effective on the Expansion Commencement Date – Suite 201, all charges payable under the Lease which are predicated upon the rentable area of the Premises, shall be determined by using the rental area of the Premises, as expanded hereby, to include the Expansion Area – Suite 201 [a total of thirty-one thousand one hundred thirty-five (31,135) rentable square feet]. Accordingly, from and after the Expansion Commencement Date – Suite 201, Tenant’s Proportionate Share set forth in the Basic Lease Information of the Lease is and shall be amended hereby to be thirty-five and sixty-nine hundredths of one percent (35.69%). Tenant’s Proportionate Share for 2010 shall be additionally increased only for that portion of the then calendar year commencing on the Expansion Commencement Date – Suite 201 and not for the entire calendar year.

4.         Security Deposit. Upon Landlord’s delivery of Expansion Area - Suite 201 to Tenant as set forth in Section 5 of the Work Letter, Tenant shall deliver the amount of $35,831.56 to Landlord to be included in the Security Deposit of $26,787.63 for a total amount of $62,619.19.

5.         Renewal Option. Exhibit G to the Lease entitled “Option to Extend” is hereby amended to read as follows:

a.         Tenant shall have the one (1) time right to extend the existing Term of the Lease (the “Renewal Option”) for one (1) additional period consisting of five (5) years (the “Renewal Period”) commencing on the expiration of the existing Term (i.e., February 29, 2012); provided, however, that the Lease, as amended hereby, is in full force and effect, and there is no Event of Default at the time the Renewal Option is exercised or at the commencement of the Renewal Period.

b.         The Renewal Option shall be exercised by Tenant, if at all, by delivery of written notice to Landlord (the “Renewal Notice”) on or before the date which is six (6) months prior to the expiration of the Term. If Tenant fails to timely deliver the Renewal Notice as set forth herein, Tenant shall have waived the Renewal Option and shall have no further right to extend the existing Term.

c.         Landlord’s and Tenant’s rights and obligations during the Renewal Period shall be upon the same terms and conditions as are contained in the Lease, as amended hereby, except as otherwise specifically set forth below:

(i) The annual Base Rent (described below) during the Renewal Period shall be at the rate per annum per square foot of rentable area in the Premises, equal to ninety-five percent (95%) of a fair market rate for comparable space in the Building and in other buildings in the Northwest Austin Class A rental market as of the date the renewal term is to commence, taking into account the tenant improvement allowance, the specific provisions of the Lease that will remain constant, the location and quality of the Building, all concessions which are being offered renewal tenants and the size and location of the space (collectively, the “Market Rental Rate”).

(ii) Landlord shall promptly notify Tenant in writing of its determination of the Market Rental Rate (“Landlord’s Notice”), which shall be no later than twenty (20) business days after its receipt of the Renewal Notice. On or before the date which is the twentieth (20th) business day following Tenant’s receipt of Landlord’s Notice (the “Objection Period”), Tenant

Exhibit A

may, at Tenant’s option, either (i) accept, in writing, the Market Rental Rate set forth in Landlord’s Notice or (ii) object to Landlord’s proposed Market Rental Rate and propose, in writing, an alternative Market Rental Rate for the Renewal Period (“Tenant’s Objection”). If Tenant delivers Tenant’s Objection and Tenant and Landlord are unable to agree on a mutually acceptable Market Rental Rate, then Tenant, within five (5) business days following the delivery of Tenant’s Objection to Landlord, shall have the option of either (x) revoking its election to extend the Term of the Lease for the Renewal Period or (y) requesting binding arbitration. In the event Tenant shall revoke its notice to extend the Term of the Lease, the Lease shall expire per its terms.

(iii) In the event Tenant requests the binding arbitration, the Market Rental Rate shall be determined as follows:

(a)         Not later than thirty (30) calendar days following the delivery of Tenant’s Objection to Landlord, Landlord and Tenant shall each appoint one (1) arbitrator who shall, by profession, be a real estate appraiser (with the professional designation of M.A.I., or, if M.A.I. ceases to exist, a comparable designation from an equivalent professional appraisal organization) who shall have been active in (i) appraisals of commercial properties in the Austin, Texas market area and (ii) office lease market rental arbitration, throughout the ten (10) year period immediately preceding the date of such appointment by either Landlord or Tenant and who shall not have previously been employed by either Landlord or Tenant. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rental Rate for the Premises is the closest to the Market Rental Rate for the Premises as determined by the arbitrators, taking into account all relevant elements as determined by the arbitrators, and whichever amount is closest to the amount determined by the arbitrators shall be the final Market Rental Rate.

(b)         The two (2) arbitrators so appointed shall, on or before the tenth (10th) calendar day following the appointment of the last appointed arbitrator, agree upon and appoint a third (3rd) arbitrator with the same qualifications as set forth in Section 5 (iii)(a) above.

(c)         The three (3) arbitrators shall, on or before the thirtieth (30) calendar day following the appointment of the third arbitrator, deliver a decision in writing to Landlord and Tenant stating the determined Market Rental Rate.

(d)         The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant and judgment upon such decision may be entered in by any court having jurisdiction over Landlord and Tenant.

(e)         If the two (2) arbitrators fail to timely appoint a third (3rd) arbitrator, both arbitrators shall be promptly dismissed and Landlord and Tenant shall, on or before the thirtieth (30th) calendar day following such dismissal, each select and appoint one (1) new arbitrator possessing the qualifications described in Section 5(iii)(a) above. Such new arbitrators shall promptly follow the procedures outlined in Section 5(iii)(b) and (c).

(f)         Notwithstanding the foregoing, if either Landlord or Tenant fails to timely appoint an arbitrator and such failure to appoint an arbitrator is not cured on or before the tenth (10th) calendar day following receipt by such failing party of written demand to do so by the other party (which other party shall have appointed its arbitrator prior to sending such written demand), then the arbitrator appointed by the party sending such demand shall, acting alone, reach a decision on the applicable Market Rental Rate and notify Landlord and Tenant in writing thereof at which time such arbitrator’s decision will be binding on Landlord and Tenant.

Exhibit A

(g)         Notwithstanding the time periods set forth in Section 5(b)(ii) above, Tenant hereby reserves the right to revoke its exercise of the Renewal Option on or before the fifth (5th) business day following Tenant’s receipt of Landlord’s Notice, in which case the Lease shall expire per its terms.

(h)         The cost of arbitration shall be paid by Landlord if the Market Rental Rate set forth in Tenant’s Objection is selected and shall be paid by Tenant if the Market Rental Rate set forth in Landlord’s Notice is selected.

(iv) Tenant shall have no further right to extend the Term and no right to any abatement of Base Rent or Tenant’s Percentage Share of Operating Expenses during the Renewal Period.

6.         Right of First Refusal. Exhibit H to the Lease entitled “Right of First Offer” is hereby amended to read as follows:

(a)         On the condition that (i) a bona fide offer to lease is for a term which extends no later than the Term of the Lease (including the Renewal Period, if any) and (ii) Tenant continues to lease the entire Premises, as amended hereby, during the term of the bona fide offer to lease, Tenant shall have an on-going right of first refusal (the “Right of First Refusal”) to lease all or any part of the twenty six thousand six hundred ninety eight (28,698) rentable square feet on the third (3rd) floor of the Building (such portion being referred to as the “Third Floor Space”). After Landlord notifies Tenant in writing of a bona fide offer from a prospective tenant (the “Offer”) to lease all or any part of the Third Floor Space, Tenant shall have five (5) business days (the “Acceptance Period”) to exercise its right hereunder by delivering written notice to Landlord. If Tenant fails to notify Landlord of its election on or before the expiration of the Acceptance Period, Tenant shall be deemed to have waived the Right of First Refusal with respect to the Third Floor Space. If Landlord desires to lease the Right of First Refusal space on terms that are five percent (5%) more favorable to a third party from those contained in the bona fide offer declined by Tenant, Landlord shall first offer the space on such different terms (the “Revised Offer”) to Tenant and Tenant shall then have an additional five (5) business day period (the “Additional Acceptance Period”) to exercise its right hereunder by delivering written notice to Landlord. If Tenant fails to notify Landlord of its election on or before the expiration of the Additional Acceptance Period, Tenant shall be deemed to have waived the Right of First Refusal with respect to the Third Floor Space.

(b)         Upon any exercise by Tenant of the Right of First Refusal, Landlord and Tenant shall immediately execute an amendment to the Lease in substantially the form of this Amendment stating the addition of the Third Floor Space to the Premises and incorporating the terms and conditions as set forth in the Offer or the Revised Offer, as applicable. If Tenant exercises the Right of First Refusal, Landlord will deliver such space ten (10) calendar days after the later to occur of: (i) the date upon which the leasehold improvements to be constructed in the Third Floor Space have been substantially completed in accordance with the construction drawings for such leasehold improvements or (ii) the issuance of a certificate of occupancy or other occupancy permit, if required by applicable law, for the Third Floor Space; provided however that such delivery shall occur on or before the date which is six (6) calendar months prior to the expiration of the Term, as extended, if applicable.

(c)         Tenant may not exercise its rights under this Section 6 if an Event of Default exists beyond any applicable cure period. Tenant’s rights under this Section 6 shall terminate if the Lease, as amended hereby, or Tenant’s right to possession of the Premises is terminated. Tenant’s rights specified in this Section 6 are personal to the named Tenant set forth in the signature page of this Amendment or an Affiliate, and may not be assigned to or exercised by any other person or entity.

Exhibit A

(d)         Notwithstanding anything to the contrary contained herein, the Right of First Refusal is only valid if Tenant continues to lease the entire Premises, as amended hereby, through or beyond the last day of the term of the Offer or the Revised Offer, as applicable.

7.         Brokers Fee and Commission. Tenant represents that, except for CB Richard Ellis, Inc. (“CBRE”) and Jones Lang LaSalle Brokerage LLC (“JLL”), Tenant has not procured or engaged any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment, or showed the Expansion Area to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Other than CB Richard Ellis, Inc., Landlord has not procured or engaged any real estate broker, sales person or finder in connection with this Amendment. Landlord agrees to indemnify, protect and hold Tenant harmless from and against any and all liabilities and claims for commissions arising out of a breach of the foregoing representation. Notwithstanding the foregoing, Landlord has agreed that per a separate agreement between Landlord and JLL, Landlord shall pay JLL a leasing commission in the amount of four percent (4%) of the gross full service Rent for the Expansion Area.

8.         Tenant Right of Offset. Tenant shall have a right of offset against Monthly Rent for the Expansion Area to the extent the Construction Allowance is not paid by Landlord in accordance with the terms of the Work Letter. In addition, Tenant shall have a right of offset against Monthly Rent for the Expansion Area to the extent Landlord does not pay CBRE and/or JLL and such payment is required by the terms of Landlord’s commission agreement with CBRE and/or JLL and Tenant actually pays CBRE and/or JLL a commission for this Amendment.

9.         Estoppel. Both Landlord and Tenant hereby confirm and ratify the Lease as amended and hereby acknowledge, to each of their respective knowledge, that neither party is in default under the Lease as of the Effective Date. In addition, Landlord represents and warrants to Tenant that Tenant that Landlord is not aware of any fact or circumstance that would prohibit Tenant from timely occupying the Expansion Area.

10.         Entire Agreement & Amendment. This Amendment, the Lease, and all exhibits, schedules, riders and addenda to each, constitute the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

11.         Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party.

12.         Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one and the same instrument. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

Exhibit A

13.         Continuation. Expect as expressly modified herein, the Lease continues in full force and effect with respect to the Premises. In the event of any conflict between the Lease and this Amendment, this Amendment shall control.

14.         Lobby and Security. Prior to the last to occur of (i) the Expansion Commencement Date – 205 or (ii) the Expansion Commencement Date – 201, Tenant shall have, at no cost to Tenant, the right to use a portion of the Common Area located in front of the elevator in the Expansion Area, as more particularly described on Exhibit C attached hereto and incorporated herein, for Tenant’s lobby (the “Lobby”). Landlord agrees to provide all elevator security necessary for Tenant and Tenant’s agents and contractors to access the Lobby during the Term of the Lease, as amended hereby.

[Signature Page Follows]

Exhibit A

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed as of the Effective Date.

LANDLORD:	TENANT:

MLIC ASSET HOLDINGS LLC, a Delaware limited liability company	SHORETEL, INC., a Delaware corporation

By: Transmountain Land & Livestock Company, a Montana corporation, its Manager	By: /s/ Pedro Rump

By:	Its:_ VP Engineering & Operations
Kurt W. Day
Vice President

Exhibit A

EXHIBIT A – 1

PLAN OF EXPANSION AREA – SUITE 205

[To be attached]

Exhibit A

EXHIBIT A – 2

PLAN OF EXPANSION AREA – SUITE 201

[To be attached]

Exhibit A

EXHIBIT B

WORK LETTER

1.         Space Plan and Expansion Work. Tenant has prepared or shall prepare a space plan of the Expansion Area depicting the construction work (the “Expansion Work”) which is to be performed in order to prepare the Expansion Area for Tenant’s use and occupancy. All of the Expansion Work shall be performed by Tenant, at Tenant’s expense (subject to the Construction Allowance as provided in Section 3 below), and the cost of the Expansion Work up to the Construction Allowance shall be additional Rent under the Lease.

Landlord and Tenant hereby acknowledge and agree that they have mutually agreed upon a list of three (3) general contractors as follows: (i) Dimensions Contracting; (ii) Fore Construction and (iii) DAJ Construction (collectively, the “Contractors”). In addition, the parties hereto agree that on or before the tenth (10th) calendar date following the Effective Date of this Amendment, Tenant will deliver a “Fee and General Conditions Bid as to the General Contractor” (the “Bid”) to each of the Contractors. Within two (2) business following receipt of all of the Contractors’ responses to the Bid (“Contractor Response” and collectively the “Contractor Responses”), Landlord and Tenant shall review each Contractor Response and mutually agree on a general contractor based on the Contactor Responses. In addition, Tenant hereby agrees to use (x) Landlord’s designated MEP engineer, which is “HMG & Associates,” (y) “JLL Project and Development Services” (the “Project Manager”) for the management of the design and construction of the Expansion Work and (z) “The Architect’s Office” for the interior design of the Expansion Area.

Tenant shall cause the Expansion Work to be constructed in a good and workmanlike manner in the Expansion Area (subject to adjustment as hereinafter provided). In addition, Landlord agrees to cooperate with Tenant to the extent necessary for Tenant to obtain any certificates of occupancy.

2.         Expansion Working Drawings. Tenant shall cause to be prepared the final architectural, mechanical (including heating, ventilating and air conditioning), electrical, plumbing, structural plans and specifications (collectively, the “Expansion Working Drawings”) necessary to complete the Expansion Work. Tenant shall submit the Expansion Working Drawings to Landlord upon their completion, at which time Landlord shall, on or before the fifth (5th) calendar day following its receipt of the Expansion Working Drawings (the “Review Period”), advise Tenant whether the Expansion Working Drawings are acceptable or unacceptable to Landlord in Landlord’s reasonable discretion. If Landlord has concluded that the Expansion Working Drawings are unacceptable, Landlord shall provide notice to Tenant in writing detailing the reasons why the Expansion Working Drawings are unacceptable. If Landlord fails to advise Tenant in writing on or before the expiration of the Review Period, then the Expansion Working Drawings shall be deemed approved by Landlord, and Tenant may proceed to complete the Expansion Work in accordance with the Expansion Working Drawings.

3.         Construction Allowance. Landlord and Tenant hereby agree that Landlord shall provide Tenant with an allowance in the amount of Twelve and No/100 Dollars ($12.00) per rentable square foot of the Expansion Area (the “Construction Allowance”), to be applied to the cost of the design and construction of the Expansion Work and for costs associated with telecommunication networking, furniture installation, moving and all hard and soft costs of construction, including, but not limited to, any project management fees. Notwithstanding the immediately preceding sentence, a portion of the Construction Allowance up to but not exceeding the amount of Five and No/100 Dollars ($5.00) per rentable square foot may be used by Tenant for the costs of networking, furniture installation, moving and soft costs. An amount not to exceed available funds from the Construction Allowance shall be paid directly and timely by Landlord to the contractors and/or sub-contractors, as applicable, but in any event, Landlord shall make at least one (1) payment per month to the contractors and/or sub-contractors, as applicable, and such payment shall be made on or before the thirtieth (30th) calendar day following Landlord’s receipt of such expenses. All costs and expenses in excess of the Construction Allowance, which have been approved in advance by Tenant in Tenant’s sole discretion, shall be paid for by Tenant within thirty (30) days of Tenant’s approval of such excess costs and expenses. Any unused portion of the

Exhibit B – Page 1 of 3

Construction Allowance up to and not to exceed $5.00 per rentable square foot of the Expansion Area may be, in Tenant’s sole discretion, used: (i) as a credit to Base Rent due; (ii) by Tenant for furniture, fixtures and equipment or (iii) by Tenant for the cost of the Expansion Working Drawings.

Landlord or its affiliate shall cooperate and work closely with the Project Manager to (i) supervise the Expansion Work on behalf of Landlord, (ii) make disbursements required to be made to the contractor, (iii) act as a liaison between the contractor and Tenant and (iv) coordinate the relationship between the Expansion Work, the Building, and the Building’s systems. The parties hereto agree that there will be no construction supervision fee payable to Landlord or CBRE by Tenant in connection with the Expansion Work.

4.         Information Submission. To the extent not shown on the Expansion Working Drawings, Tenant shall supply Landlord with all information concerning Tenant’s requirements with respect to the construction of the Expansion Area within a reasonable time of receiving the request from Landlord.

5.         Tenant’s Entry Prior to Expansion Commencement Date. Landlord shall permit Tenant and/or its agents or laborers to enter the (i) Expansion Area – Suite 205 at Tenant’s sole risk upon the Effective Date of this Amendment and (ii) Expansion Area - Suite 201 at Tenant’s sole risk on the fifth (5th) business day following the Effective Date of this Amendment (the “Final Delivery Date”), in order for Tenant to perform the Expansion Work in the Expansion Area. In the event that Landlord does not provide access to the Expansion Area- Suite 205 to Tenant on or before December 15, 2009, subject only to force majeure, governmental and Tenant delay, Tenant shall have the right to terminate this Amendment in writing on or before 5:00 P.M. Central Standard Time, December 21, 2009, at which time this Amendment shall be void ab initio. In the event that Landlord does not provide access to the Expansion Area—Suite 201 to Tenant by the fifth (5th) business day following the Final Delivery Date (the “201 Termination Date”), subject only to force majeure, governmental and Tenant delay, Tenant shall have the right to terminate this Amendment in writing on or before 5:00 P.M. Central Standard Time on the fifth (5th) business day following the 201 Termination Date, at which time this Amendment shall be void ab initio.

Such entry prior to Expansion Commencement Date – Suite 205 and Expansion Commencement Date – Suite 201 shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease, as amended hereby, and Tenant shall comply with all of the provisions of the Lease, as amended hereby, which are the obligations or covenants of Tenant, other than the obligation to pay Rent and except as provided in this Work Letter. In the event that Tenant, its agents or laborers incur any third party charges from Landlord, including but not limited to charges for use of construction or hoisting equipment on the Premises, then such charges shall be an obligation of Tenant and shall constitute Rent due under the Lease to the extent such amount exceeds the Construction Allowance. Tenant’s entry into the Expansion Area solely for the purposes of this Section 5 shall not be deemed to be occupancy of the Expansion Area.

Exhibit B – Page 2 of 3

EXHIBIT C

LOBBY AREA

[To be attached]

THIRD AMENDMENT TO LEASE AGREEMENT – Page 3

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into effective as of December 10, 2010 (the “Effective Date”), by and between MLIC ASSET HOLDINGS LLC, a Delaware limited liability company (“Landlord”), and SHORETEL, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord or its predecessor in interest and Tenant have entered into a certain Lease Agreement dated as of June 30, 2008 (the “Lease Agreement”), as amended by that certain First Amendment to Lease Agreement dated as of September 16, 2009 (the “First Amendment”) and as amended by that Second Amendment dated December of 2009 (the “Second Amendment”) (the Lease Agreement, First Amendment, the Second Amendment and this Amendment are referred to herein collectively as the “Lease”) demising Suites 200, 201, 202, 203 and 205 consisting of 31,135 rentable square feet (the “Premises”) in the office building (the “Building”) located on the land commonly known as River Place Corporate Park, Building IV, Austin, Texas 78730.

WHEREAS, the Lease by its terms shall expire on February 29, 2012, and the parties desire to amend and extend the Lease, all on the terms and conditions hereinafter set forth.

WHEREAS, Landlord and Tenant desire to, among other things, amend the Lease to add a portion of Suite 300 to the Premises covered by the Lease, all upon the terms and conditions set forth below.

A G R E E M E N T :

NOW, THEREFORE, for and in consideration of the above and foregoing premises and the mutual covenants and agreements set forth hereinbelow, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Landlord and Tenant do hereby agree that the Lease shall be and is hereby amended as follows:

1.         Defined Terms. All capitalized terms not specifically defined herein shall have the same meaning as set forth in the Lease.

2.         Expansion Area. Subject to delivery by Landlord as provided in Section 6 of this Amendment, Tenant shall take possession of certain additional space in the Building consisting of a portion of Suite 300 (“Suite 300”) of approximately sixteen thousand six hundred forty two (16,642) rentable square feet as shown on Exhibit A attached hereto and made a part hereof and referred to herein as “Expansion Area – Suite 300” on the date which is one hundred twenty (120) calendar days immediately following the Effective Date of this Amendment, which date is currently estimated to be April 1, 2011 (the “Expansion Commencement Date – Suite 300”), subject to Force Majeure and Landlord Delay (as such terms are defined below).

THIRD AMENDMENT TO LEASE AGREEMENT – Page 4

Notwithstanding the foregoing, the Expansion Commencement Date – Suite 300 shall be extended by one (1) day for (i) each day of Landlord’s Delay and (ii) each day of Force Majeure. For purposes hereof, a “Landlord’s Delay” shall mean (i) any stoppage of work arising from Landlord’s failure to pay the Project Manager, contractors and/or subcontractors, as applicable, from the Construction Allowance; provided, however, that such time frame shall not commence until the thirty first (31st) calendar day following Landlord’s receipt of expenses in connection with any of such payments since Landlord has thirty (30) calendar days to make such payments and (ii) any time during which any Second Additional Plans Review Period (as defined in the Work Letter (the “Work Letter”) attached hereto and incorporated herein as Exhibit B) is in effect. In addition and for purposes hereof, the term “Force Majeure” shall mean that Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, delay or restrictions, provided that Tenant gives notice of any such delays in order for both Landlord and Tenant to keep track of any extension of time to the Expansion Commencement Date – Suite 300.

In addition, upon the Effective Date of this Amendment (the “Early Access Date”), Landlord hereby grants Tenant early access to Expansion Area – Suite 300 in accordance with Section 6 of this Amendment and Section 5 of the Work Letter.

From and after the Expansion Commencement Date – Suite 300, and through the remainder of the term of this Lease as extended pursuant to Section 3 of this Amendment, Expansion Area – Suite 300 shall be added to and become a part of the “Premises” governed by the Lease, as amended hereby, thereby increasing the area of the Premises from thirty one thousand one hundred thirty-five (31,135) rentable square feet to forty seven thousand seven hundred seventy – seven (47,777) rentable square feet.

3.         First Renewal Term. On the Expansion Commencement Date – Suite 300, the Term of the Lease for the Premises and Expansion Area – Suite 300 shall be extended from such date which is estimated to be no later than April 1, 2011 (subject to Force Majeure and Landlord Delay) and continue with respect to the entire Premises (including Expansion Area – Suite 300) for a minimum of seven (7) years, expiring at 11:59 p.m. on March 31, 2018, unless earlier terminated as provided in the Lease (the “First Renewal Term”). Section 5 of the Second Amendment shall be deleted in its entirety and of no further force or effect.

Notwithstanding anything herein to the contrary, the Expansion Commencement Date – Suite 300 shall be the date which is the earlier to occur of (i) one hundred twenty (120) days following the Early Access Date subject to Force Majeure and Landlord Delay or (ii) the date Tenant first occupies all or part of the Premises for the conduct of business.

Within thirty (30) days following the occurrence of the Expansion Commencement Date – Suite 300, Landlord and Tenant shall enter into an agreement in the form attached hereto as Rider 1 confirming the Expansion Commencement Date-Suite 300 and the expiration of the First Renewal Term based upon the terms and provisions of this Amendment.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 5

4.         Base Rent. Any Base Rent schedules for the Premises set forth in the original Lease, the First Amendment and the Second Amendment with respect to the First Renewal Term are hereby deleted in their entirety.

1.         From and after the Expansion Commencement Date – Suite 300, the Base Rent payable by Tenant to Landlord during the First Renewal Term shall be as follows:

Period from/to	Monthly	Rate/SF of Rentable Area	Annual
Expansion Commencement Date-Suite 300 through a period not to exceed eleven (11) months	$0.00*	Free of Base Rent and Tenant’s Proportionate Share of Basic Costs	$0.00*
From any days remaining in March, 2012 (should the period above not include all calendar days of March, 2012) through March 31, 2012	$63,702.66	$16.00	$764,432.00
April 1, 2012 - March 31, 2013	$65,693.37	$16.50	$788.320.44
April 1, 2013 - March 31, 2014	$67,684.08	$17.00	$812,208.96
April 1, 2014 - March 31, 2015	$69.674.79	$17.50	$836,097.48
April 1, 2015 - March 31, 2016	$71,665.50	$18.00	$859,986.00
April 1, 2016 - March 31, 2017	$73,656.21	$18.50	$883,874.52
April 1, 2017 - March 31, 2018	$75,646.92	$19.00	$907,763.04

Notwithstanding anything to the contrary contained in this Amendment, so long as no Event of Default exists beyond any applicable cure period under the terms and conditions of the Lease as of the date any monthly Base Rent would otherwise be due and owing from the Expansion Commencement Date-Suite 300 for a period of eleven (11) months of the First Renewal Term (collectively, the “Rent Abatement Month(s)” and each a “Rent Abatement Month”), Tenant shall be entitled to a credit (i) against monthly Base Rent in the amount of Sixty Three Thousand Seven Hundred Two and 66/100 Dollars ($63,702.66) per month for each Rent Abatement Month and (ii) in the amount of the monthly payment of Tenant’s Proportionate Share of Basic Costs due and owing for each Rent Abatement Month. Said credits shall be used solely to offset monthly Base Rent and Tenant’s Proportionate Share of Basic Costs during each Rent Abatement Month and in no circumstances shall Tenant be paid any amounts pursuant to this paragraph.

In the event Tenant has received written notice of an Event of Default and Tenant has not taken measures to cure such Event of Default within any applicable cure period under the terms and conditions of the Lease on the day any installment of monthly Base Rent and Tenant’s Proportionate Share of Basic Costs is due during any Rent Abatement Month, then, in such event, the rent abatements as set forth above shall no longer be in effect and Tenant shall be obligated, during the period of such uncured Event of Default, to pay the full monthly Base Rent and Tenant’s Proportionate Share of Basic Costs.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 6

In the event of termination of the Lease as a result of an Event of Default of Tenant under the terms and conditions of the Lease, Tenant shall pay to Landlord an amount equal to the full amount of any free rent utilized by Tenant prior to the termination of the Lease in addition to any other amounts recoverable by Landlord pursuant to the terms of the Lease.

Except as may be otherwise expressly set forth herein, all other obligations of Tenant under the Lease applicable to the Premises shall be applicable to Tenant’s use and occupancy of the Premises during the First Renewal Term and all such obligations are incorporated herein and made applicable to the Premises during the First Renewal Term.

5.         Tenant’s Proportionate Share. From and after the Expansion Commencement Date – Suite 300, Tenant’s Proportionate Share set forth in the Basic Lease Information of the Lease is and shall be amended hereby to be 54.77 percent. Tenant’s Proportionate Share is calculated as follows: the rental area of the Premises (as expanded hereby to include Expansion Area – Suite 300), which is forty seven thousand seven hundred seventy-seven (47,777) rentable square feet), divided by the total rentable square feet of the Building, which is eighty seven thousand two hundred twenty eight (87,228), equals .5477 or 54.77 percent.

6.         Delivery and Condition of Premises. Landlord shall deliver exclusive access to the Expansion Area – Suite 300 to Tenant upon the Early Access Date and Expansion Area – Suite 300 shall be delivered to Tenant in “broom swept” condition with all building systems connected to Expansion Area – Suite 300, including, without limitation, HVAC, in good working condition.

As of the Early Access Date, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990, and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s use of the Premises and with respect to the Corridor and the Vestibule Corridor (as such terms are defined herein) (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises.

In addition, and as of the Effective Date of this Amendment, Landlord hereby warrants and represents to Tenant that the Premises, the Building and the common areas are in compliance with all laws, rules, regulations and ordinances, including, without limitation, all environmental laws and the Americans with Disabilities Act of 1990 (ADA) and that Landlord shall be responsible thereafter for any legal requirements applicable to the Building and all common areas.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 7

7.         Tenant Insurance. The phrase “ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent coverage)” in the twelfth sentence of Section 11(a) of the Lease is hereby deleted and replaced with “comprehensive general liability in a form reasonably acceptable to Landlord.” The words, “and Property Manager” shall be added as an additional insured party in the first sentence of Section 11.(a)(1) of the Lease regarding the CGL. Landlord acknowledges that the current insurance coverage is acceptable to Landlord.

8.         Renewal Option. The following replaces any previous renewal options as provided in the Lease:

(a)         Tenant shall have the right to extend the existing Term of the Lease (the “Renewal Option”) for two (2) consecutive three (3) year periods (each, a “Renewal Period”) commencing on the expiration of the First Renewal Term (i.e., February 28, 2018) or the subsequent Renewal Period, as the case may be; provided, however, that the Lease, as amended hereby, is in full force and effect, and there is no Event of Default at the time the Renewal Option is exercised or at the commencement of the Renewal Period.

(b)         The Renewal Option shall be exercised by Tenant, if at all, by delivery of written notice to Landlord (the “Renewal Notice”) on or before the date which is no less than nine (9) months but not more than twelve (12) months prior to the expiration of the Term, as extended, if applicable. If Tenant fails to timely deliver the respective Renewal Notice as set forth herein, Tenant shall have waived the Renewal Option and shall have no further right to extend such Term.

(c)         Landlord’s and Tenant’s rights and obligations during the Renewal Period shall be upon the same terms and conditions as are contained in the Lease, as amended hereby, except as otherwise specifically set forth below:

(i)         The annual Base Rent (described below) during the applicable Renewal Period shall be at the rate per annum per square foot of rentable area in the Premises, equal to ninety-five percent (95%) of a fair market rate for comparable space in the Building and in other buildings in the Northwest Austin Class A rental market as of the date the applicable Renewal Period is to commence, taking into account, among other things, the Construction Allowance, the specific provisions of the Lease that will remain constant, the location and quality of the Building, all concessions which are being offered renewal tenants and the size and location of the space (collectively, the “Market Rental Rate”).

(ii)         Landlord shall promptly notify Tenant in writing of its determination of the Market Rental Rate (“Landlord’s Notice”), which shall be no later than ten (10) business days after its receipt of the Renewal Notice. On or before the date which is the tenth (10th) business day following Tenant’s receipt of Landlord’s Notice (the “Objection Period”), Tenant may, at Tenant’s option, either (i) accept, in writing, the Market Rental Rate set forth in Landlord’s Notice or (ii) object to Landlord’s proposed Market Rental Rate and propose, in writing, an alternative Market Rental Rate for the Renewal Period (“Tenant’s Objection”). If Tenant delivers Tenant’s Objection and Tenant

THIRD AMENDMENT TO LEASE AGREEMENT – Page 8

and Landlord are unable to agree on a mutually acceptable Market Rental Rate, then Tenant, within ten (10) business days following the delivery of Tenant’s Objection to Landlord, shall have the option of either (x) revoking its election to extend the Term of the Lease for the Renewal Period or (y) requesting binding arbitration. In the event Tenant shall revoke its notice to extend the Term of the Lease, the Lease shall expire per its terms.

(iii)         In the event Tenant requests the binding arbitration, the Market Rental Rate shall be determined by binding arbitration, as follows:

(d)         Not later than fifteen (15) business days following the delivery of Tenant’s Objection to Landlord, Landlord and Tenant shall each appoint one (1) arbitrator who shall, by profession, be a real estate appraiser (with the professional designation of M.A.I., or, if M.A.I. ceases to exist, a comparable designation from an equivalent professional appraisal organization) who shall have been active in (i) appraisals of commercial properties in the Austin, Texas market area and (ii) office lease market rental arbitration, throughout the ten (10) year period immediately preceding the date of such appointment by either Landlord or Tenant and who shall not have previously been employed by either Landlord or Tenant. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rental Rate for the Premises is the closest to the Market Rental Rate for the Premises as determined by the arbitrators, taking into account all relevant elements as determined by the arbitrators, and whichever amount is closest to the amount determined by the arbitrators shall be the final Market Rental Rate.

(e)         The two (2) arbitrators so appointed shall, on or before the seventh (7th) calendar day following the appointment of the last appointed arbitrator, agree upon and appoint a third (3rd) arbitrator with the same qualifications as set forth in Subsection (d) above.

(f)         The three (3) arbitrators shall, on or before the twentieth (20) calendar day following the appointment of the third arbitrator, deliver a decision in writing to Landlord and Tenant stating the determined Market Rental Rate.

(g)         The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant and judgment upon such decision may be entered in by any court having jurisdiction over Landlord and Tenant.

(h)         If the two (2) arbitrators fail to timely appoint a third (3rd) arbitrator, both arbitrators shall be promptly dismissed and Landlord and Tenant shall, on or before the twentieth (20th) calendar day following such dismissal, each select and appoint one (1) new arbitrator possessing the qualifications described in Subsection (d) above. Such new arbitrators shall promptly follow the procedures outlined in this Section 8.

(i)         Notwithstanding the foregoing, if either Landlord or Tenant fails to timely appoint an arbitrator and such failure to appoint an arbitrator is not cured on or before the fifth (5th) business day following receipt by such failing party of written demand to do so by the other party (which other party shall have appointed its arbitrator prior to sending such written demand), then the arbitrator appointed by the party sending such demand shall, acting alone, reach a decision on the applicable Market Rental Rate and notify Landlord and Tenant in writing thereof at which time such arbitrator’s decision will be binding on Landlord and Tenant.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 9

(j)         The cost of arbitration shall be paid by Landlord if the Market Rental Rate set forth in Tenant’s Objection is selected and shall be paid by Tenant if the Market Rental Rate set forth in Landlord’s Notice is selected.

9.         Expansion Options. Subject to the terms and conditions set forth in this Amendment, Tenant shall have two (2) options (collectively, the “Expansion Options” and each an “Expansion Option”) to lease the additional space (“Expansion Space A” or “Expansion Space B,” collectively, the “Additional Space”) as follows:

(a)         In the event that Tenant notifies Landlord in writing, that it desires to lease the remaining portion of vacant space on the third (3rd) floor of the Building which is contiguous to the Premises as shown on the floor plan attached hereto and incorporated herein as Schedule 1 and/or up to approximately eight thousand (8,000) to eight thousand four hundred (8,400) contiguous rentable square feet on the first (1st) floor of the Building (the “Expansion Space A”), Landlord and Tenant agree that Tenant shall have the right (the “Expansion Option A”) to lease all or a portion of Expansion Space A on the terms and conditions set forth herein. To exercise the Expansion Option A, Tenant shall notify Landlord in writing (“Tenant’s Expansion Notice A”) on or before ninety (90) days prior to the projected commencement date of such expansion (but in no event later than April 1, 2012). The terms and conditions for Expansion Space A shall be the same as the terms of this Amendment, including the Work Letter, with respect to Expansion Space – Suite 300 with the exception that (i) any Construction Allowance and rental abatement shall be prorated based upon the numerator being the remaining number of months in the First Renewal Term and the denominator being the total number of months in the First Renewal Term and (ii) Landlord will allow Tenant to have a minimum of ninety (90) days to complete its tenant improvements on Expansion Space A. The Expansion Space A shall be added to and become part of the Premises for all purposes of the Lease and shall be subject to all of the terms and conditions contained in the Lease, subject to the provisions of this Amendment.

(b)         In the event that Tenant notifies Landlord in writing between July 1, 2012 and April 1, 2013 only, that it desires to lease an additional fifteen thousand (15,000) to twenty thousand (20,000) rentable square feet located in the Project (the “Expansion Space B”), Landlord and Tenant agree that Tenant shall have the right (the “Expansion Option B”) to lease the Expansion Space B on the terms and conditions set forth herein. Landlord shall use reasonable commercial efforts to determine the exact location and building in the Project for Expansion Space B and/or whether Expansion Space B shall be in multiple locations to comprise the total rentable square feet that Tenant wishes to expand its Premises. Landlord shall use its commercially reasonable best efforts to provide Tenant with Expansion Space B that is as close to the Premises as possible. To exercise the Expansion Option B, Tenant shall notify Landlord in writing (“Tenant’s Expansion Notice B”) on or before ninety (90) days prior to the projected commencement date of such expansion (but in no event later than April 1, 2013). The terms and conditions for Expansion Space B shall be the same as the terms of this Amendment, including the Work Letter, with respect to Expansion Space – Suite 300 with the exception that (i) any Construction Allowance and rental abatement shall be prorated based upon the numerator being the remaining number of months in the First Renewal Term and the denominator being the total

THIRD AMENDMENT TO LEASE AGREEMENT – Page 10

number of months in the First Renewal Term and (ii) Landlord will allow Tenant to have a minimum of ninety (90) days to complete its tenant improvements on Expansion Space B. The Expansion Space B shall be added to and become part of the Premises for all purposes of the Lease and shall be subject to all of the terms and conditions contained in the Lease, subject to the provisions of this Amendment. Tenant’s expansion option with respect to Expansion Space B is contingent upon Tenant fully exercising Expansion Option A for a minimum of the remaining vacant space on the third (3rd) floor of the Building.

(c)         Notwithstanding Sections 10(a) and (b) above, the following paragraph sets forth various other third party lease rights as to the Additional Space in existence prior to the date of this Amendment: NONE.

(d)         It is a condition to Tenant’s exercise of the Expansion Options that (i) at the time of delivery of Tenant’s Expansion Notice A or B, as applicable, and at the time of the commencement of the Term with respect to the Expansion Space A or B, as the case may be, there shall not then exist an Event of Default by Tenant under this Lease which has not been cured within any applicable cure or grace period, (ii) the Lease has not been assigned and no space in the Premises has been sublet, and (iii) Tenant is occupying the Premises for the conduct of business as set forth in the Lease. Any termination of this Lease or termination of Tenant’s right of possession shall terminate all of Tenant’s rights to any Expansion Option. Any Expansion Option may be exercised only by and is personal to Tenant and Tenant’s Affiliates and may not be exercised by or for the benefit of any other party.

(e)         Within thirty (30) days after delivery of Tenant’s Expansion Notice A or B, as applicable, Landlord shall prepare an amendment to this Lease, which amendment shall incorporate and add such Expansion Space A or B, as the case may be, to the Premises and include any other changes as are necessary to the computation of the monthly Base Rent and the calculation of Tenant’s Proportionate Share. Landlord and Tenant shall use good faith efforts to negotiate and execute such amendment within sixty (60) calendar days after Tenant’s receipt of the first draft of the amendment. Such Expansion Space A or B, as the case may be, shall be leased for the Term upon the terms and conditions provided for in this Lease, except for such changes as set forth in the amendment described above. If Tenant does not execute and deliver the amendment to this Lease to Landlord on or before the sixtieth (60th) calendar day following Tenant’s receipt thereof, neither Landlord nor Tenant shall have any obligation to the other under this Section.

10.         Right of First Refusal. Section 6 to the Second Amendment entitled “Right of First Refusal” is hereby deleted and replaced with the following:

(a)         Upon the expiration of the Expansion Options (as defined herein) as set forth in Section 10 of this Amendment and on the condition that (i) a bona fide offer to lease is for a term which extends no later than the Term of the Lease (including the Renewal Period, if any) and (ii) Tenant continues to lease the entire Premises, as amended hereby, during the term of the bona fide offer to lease, Tenant shall have an on-going right of first refusal (the “Right of First Refusal”) to lease all or any part of any available space of the Building (such portion being referred to as the “ROFR Space”). After Landlord notifies Tenant in writing of a bona fide offer from a prospective tenant (the “Offer”) to lease all or any part of the ROFR Space, Tenant shall

THIRD AMENDMENT TO LEASE AGREEMENT – Page 11

have ten (10) days (the “Acceptance Period”) to exercise its right hereunder by delivering written notice to Landlord. If Tenant fails to notify Landlord of its election on or before the expiration of the Acceptance Period, Tenant shall be deemed to have waived the Right of First Refusal with respect to the ROFR Space. If Landlord desires to lease the ROFR Space on terms that are at least equal to or more favorable to a third party by five percent (5%) or more from those contained in the bona fide offer declined by Tenant, Landlord shall first offer the space on such different terms (the “Revised Offer”) to Tenant and Tenant shall then have an additional ten (10) day period (the “Additional Acceptance Period”) to exercise its right hereunder by delivering written notice to Landlord. If Tenant fails to notify Landlord of its election on or before the expiration of the Additional Acceptance Period, Tenant shall be deemed to have waived the Right of First Refusal with respect to the ROFR Space.

(b)         Upon any exercise by Tenant of the Right of First Refusal, Landlord and Tenant shall immediately execute an amendment to the Lease in substantially the form of this Amendment, including the Work Letter, stating the addition of the ROFR Space to the Premises and incorporating the terms and conditions as set forth in the Offer or the Revised Offer, as applicable. If Tenant exercises the Right of First Refusal, Landlord will deliver such space to Tenant ten (10) calendar days after either: (i) the date upon which the leasehold improvements to be constructed in the ROFR Space have been substantially completed in accordance with the construction drawings for such leasehold improvements or (ii) the issuance of a certificate of occupancy or other occupancy permit, if required by applicable law, for the ROFR; provided however that such delivery shall occur on or before the date which is six (6) calendar months prior to the expiration of the Term, as extended, if applicable.

(c)         Tenant may not exercise its rights under this Section 10 if an Event of Default exists beyond any applicable cure period. Tenant’s rights under this Section 10 shall terminate if the Lease, as amended hereby, or Tenant’s right to possession of the Premises is terminated. Tenant’s rights specified in this Section 10 are personal to the named Tenant set forth in the signature page of this Amendment or an Affiliate, and may not be assigned to or exercised by any other person or entity.

(d)         Notwithstanding anything to the contrary contained herein, the Right of First Refusal is only valid if Tenant continues to lease the entire Premises, as amended hereby, through or beyond the last day of the term of the Offer or the Revised Offer, as applicable.

11.         Termination Option.     Landlord hereby grants to Tenant a one (1) time option (“Termination Option”) to terminate this Lease effective at the end of the sixtieth (60th) calendar month following the Expansion Commencement Date – Suite 300 (the “Termination Effective Date”) subject to the following provisions.

(a)         Termination Notice. The Termination Option shall be exercisable by Tenant by written notice (“Termination Notice”) to Landlord of Tenant’s election to exercise the Termination Option, such notice to be received by Landlord no later than twelve (12) calendar months prior to the Termination Effective Date. If Tenant fails to deliver to Landlord the Termination Notice on or before said date, the Termination Option shall lapse and Tenant shall have no further right to terminate this Lease. Effective on the date the Termination Notice is received by Landlord, all options granted pursuant to Section 9 (captioned Right of First Refusal) and Section 8 (captioned Renewal Option) shall be deemed waived and of no further force or effect.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 12

(b)         In consideration of Landlord’s agreement to allow the termination of this Lease as set forth above, Tenant shall pay to Landlord the amount of EIGHT HUNDRED FOUR THOUSAND EIGHT HUNDRED EIGHTY FOUR AND 34/100 DOLLARS ($804,884.34) as a termination fee (the “Termination Fee”).

The Termination Fee shall be paid by Tenant to Landlord contemporaneously with the Termination Notice. The Termination Fee shall be liquidated damages and not be deemed to be a penalty. If the Termination Fee is not timely paid by Tenant to Landlord, the Termination Option shall lapse and Tenant shall have no right to terminate this Lease as provided herein.

(c)         Survival of Obligations. In the event Tenant has satisfied the provisions of subsection (a) and (b) above, then, as of the Termination Effective Date, all obligations of the parties shall cease and terminate in the same manner as upon expiration of the Term; provided, however, that Tenant shall remain liable hereunder for all obligations and liabilities which accrue under the Lease through the Termination Effective Date, including, without limitation, Tenant’s obligation to pay Monthly Base Rent and Tenant’s Proportionate Share of Basic Costs and Taxes. Any such amounts not due and payable prior to the Termination Effective Date, but which relate to the period prior to the Termination Effective Date, shall be paid by Tenant to Landlord within thirty (30) days of Tenant’s receipt of an invoice therefor from Landlord.

(d)         No Default. Tenant may exercise the Termination Option, and any attempted exercise thereof shall be effective, only if at the time of Tenant’s exercise of the Termination Option and on the Termination Effective Date (i) this Lease is in full force and effect and (ii) no Event of Default by Tenant exists pursuant to any term or condition of this Lease.

(e)         Not Transferable. Tenant hereby acknowledges and agrees that the Termination Option contained in this Section shall be deemed to be personal to Tenant and its Affiliates and if Tenant subleases, assigns or otherwise transfers any interest hereunder prior to the exercise of the Termination Option, such option shall be deemed to be null, void and of no further force or effect.

12.         Signage. Landlord, at Landlord’s expense, will provide Building standard suite signage for the exterior of Tenant’s main entrance to the Premises, and on the Building directory as well as standard monument signage at the main entrance to the Building. Landlord shall be responsible for the cost of construction of the monument signage.

As long as Tenant leases a minimum of 41,135 rentable square feet in the Project (the “Minimum Requirement”) and is not in default under the terms of the Lease beyond any applicable cure periods, Tenant may have the right to install exclusive top-Building exterior, back-lit signage (the “Exterior Signage”) at two (2) mutually agreeable locations to both Landlord and Tenant subject to the terms of this Section 12. The design, color and size shall be

THIRD AMENDMENT TO LEASE AGREEMENT – Page 13

subject to the prior written approval of Landlord, not to be unreasonably withheld or delayed, and any applicable governmental authorities. The Exterior Signage shall be consistent and in keeping with the standards of buildings of comparable size and location and of comparable first class office buildings in Austin, Texas at the time in question. The Exterior Signage (i) must comply with all Laws (as hereinafter defined), including zoning Laws and building codes; (ii) shall be installed in a good and workman-like manner; (iii) costs, including, the costs of all permits, fabrication, maintenance, insurance and other costs associated with the Exterior Signage will be the sole responsibility of Tenant; and (iv) if, after the Exterior Signage is installed, Tenant falls below the Minimum Anchor Requirement, at Landlord’s reasonable election, Tenant shall remove the Exterior Signage on or before the expiration of earlier termination of the Term and (v) upon any removal of the Exterior Signage, Tenant shall repair all damage to the Building resulting from such removal.

The term “Laws” shall mean all laws, ordinances, statutes, codes, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Project, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Project.

13.         Controllable Operating Expenses. The following paragraphs shall replace the second paragraph of Section 4(b) of the Lease:

Notwithstanding anything herein to the contrary, Landlord and Tenant agree that for purposes of calculating Tenant’s Proportionate Share of Basic Costs, Tenant’s Proportionate Share of Basic Costs for calendar year 2011 only shall not exceed Ten and 42/100 Dollars ($10.42) per rentable square foot (“2011 Expense Stop”).

For calendar years 2012 and thereafter, Tenant shall not be responsible for increases in Controllable Expenses (defined below) in excess of six percent (6%) per year on a non-cumulative, non-compounding basis over the Controllable Expenses for the preceding year, provided that year 2012 will be based on the 2011 Expense Stop.

In addition, management fees shall be capped not to exceed five percent (5%) of the annual rental income received. Landlord agrees to protect any substantial tax increases.

All Basic Costs which are categorized as not within the control of the Landlord shall be deemed “Non-Controllable Expenses,” which shall include, but not be limited to taxes, utilities (to the extent not contractually set), insurance, and expenses that increase as a result of minimum wage rate increases.

All Basic Costs which are within the control of Landlord and are not Non-Controllable Expenses shall be deemed “Controllable Expenses.”

In addition, and as set forth in Section 4 of this Amendment, Tenant shall not be responsible for Tenant’s Proportionate Share of Basic Costs during the Rent Abatement Months.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 14

14.         Parking. As of the Expansion Commencement Date – Suite 300, Section 3 of the First Amendment relating to Parking is hereby deleted and replaced with the following:

Landlord shall provide to Tenant at no cost, and so long as there is no Event of Default, with five (5) parking spaces per one thousand (1,000) rentable square feet (including visitor and handicap) for the Premises, as contracted or expanded, if applicable, in the parking areas associated with the Building during the Term, as extended, if applicable, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Facilities. All of such parking spaces shall be undesignated spaces in the unreserved parking area associated with the Building with the exception of five (5) covered, reserved spaces (collectively, the “Parking Spaces”). The Parking Spaces will be free of charge for the entire Term, as extended, if applicable.

15.         Landlord’s Notice Address. Landlord’s notice address as set forth in the Basic Lease Information of the Lease is hereby deleted and replaced with the following:

MLIC Asset Holdings LLC

c/o CB Richard Ellis, Inc.

6500 River Place Blvd. Building IV, Suite 106

Austin, Texas 78730

with a copy to the following:

MLIC Asset Holdings LLC

P.O. Box 2346

Morristown, New Jersey 07962

with an additional copy to the following:

MLIC Asset Holdings LLC

c/o Metropolitan Life Insurance Company

Two Lincoln Centre

5420 LBJ Freeway, Suite 1310

Dallas, TX 75240

Attn:     Director, Real Estate Investments

16.         Deleted Provisions. Effective as of Expansion Commencement Date – Suite 300, the following provisions and Exhibits to the Lease are hereby deleted: Exhibit I – Expansion Option; Exhibit D – Tenant Finish Work, Section 5 to the Second Amendment (Renewal Option) and Section 6 to the Second Amendment (Right of First Refusal).

17.         OFAC. Landlord advises Tenant hereby that the purpose of this Section is to provide to Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 15

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty – five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

If, in connection with this Amendment, there is one or more Guarantors of Tenant’s obligations under the Lease as amended by this Amendment, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty – five percent (25%) or more, appears on the OFAC List.

Tenant covenants, during the term of the Lease, to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Section. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s broker in connection with the execution of this Amendment is true and complete.

18.         Brokers Fee and Commission. Tenant and Landlord represent to each other that, except for CB Richard Ellis, Inc. (“CBRE”) and Jones Lang LaSalle-Brokerage, Inc., Tenant nor Landlord has dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and its agents, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord hereby agrees to indemnify, protect, defend and hold Tenant and its agents, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

19.         UPS/Backup Generator. Tenant may be permitted to have one (1) or two (2) UPS/Backup Generators placed on the Project provided that the following terms and conditions are satisfied: (i) the location and size of each generator is subject to reasonable approval of Landlord; (ii) use is subject to rules and regulations as reasonably approved by Landlord; (iii) Tenant providing Landlord with complete design drawings of each generator; and (iv) Tenant providing evidence to Landlord upon Landlord’s reasonable request that such generators and any substance used in connection with the maintenance or use complies with all Laws.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 16

20.         Roof Rights/HVAC. Tenant shall be permitted to install (i) an additional HVAC system and any related components (collectively, “Additional HVAC”) to service Expansion Area – Suite 300 at a mutually agreeable location on the roof of the Building and (ii) a supplemental telecommunications antenna and related components, such as cables and lines required to secure such antenna to the roof (collectively, “Additional Antenna Equipment”), at a mutually agreeable location on the roof of the Building, provided the following terms and conditions are satisfied:

(i) Upon Tenant’s decision to install either an Additional HVAC and/or Additional Antenna Equipment (collectively referred to as the “Installation”), Tenant shall submit its plans (the “Roof Plans”) to Landlord, which plans shall include, but not be limited to, a mutually agreeable roof access plan, at which time Landlord shall, on or before the tenth (10th) business day following its receipt of the Roof Plans (the “Plan Review Period”), advise Tenant whether the Roof Plans are acceptable or unacceptable to Landlord in Landlord’s reasonable discretion. If Landlord has concluded that the Roof Plans are unacceptable, Landlord shall provide notice to Tenant in writing detailing the reasons why the Roof Plans are unacceptable. If Landlord fails to advise Tenant in writing on or before the expiration of the Plan Review Period, Tenant shall provide Landlord a second notice (the “Second Notice”) stating, among other things, the following in bold lettering: “THAT FAILURE TO RESPOND TO THIS SECOND NOTICE SHALL BE DEEMED APPROVAL OF THE ROOF PLANS.” If Landlord fails to advise Tenant in writing on or before the expiration of five (5) business days from Landlord’s receipt of the Second Notice, then the Roof Plans shall be deemed approved by Landlord, and Tenant may proceed to complete the Installation in accordance with the Roof Plans.

(ii) Upon Landlord’s approval of the Roof Plans as set forth in Section 20(i) and subject to the reasonable supervision of Landlord, Landlord hereby grants to Tenant, pursuant to the terms of this Section 20 and without any additional documentation, a non-exclusive license to enter into and upon the roof and/or other areas required to be entered into in order to install the Additional HVAC and/or the Additional Antenna Equipment for the period of time required to install such Additional HVAC and/or Additional Antenna Equipment. In addition, upon Tenant giving Landlord twenty-four (24) hours prior written notice, Landlord hereby grants Tenant, pursuant to the terms of this Section 20 and without any additional documentation, a non-exclusive license, subject to Landlord’s reasonable supervision, to enter into and upon the roof and/or other areas required to be entered into in order to inspect, maintain, repair and replace the Additional HVAC and the Additional Antenna Equipment, at Tenant’s sole cost and expense, which license shall be during the Term of this Lease only and shall be conditioned upon Tenant not being in default under this Lease beyond any applicable cure periods.

(iii) The Additional HVAC and Additional Antennae Equipment must be shielded from public view in a manner reasonably acceptable to Landlord and shall not interfere with any of the Building’s systems or their maintenance, nor interfere with any

THIRD AMENDMENT TO LEASE AGREEMENT – Page 17

other antennae or HVAC system, if any, previously installed by any other existing tenant in the Project as of the date of Tenant’s installation of its Additional HVAC and/or Additional Antenna Equipment; provided, however, if after Tenant installs its Additional HVAC and Additional Antennae Equipment and Tenant decides to relocate such Additional HVAC and/or Additional Antennae Equipment, then at the time of such relocation, Tenant’s relocated Additional HVAC and/or Additional Antennae Equipment may not interfere with any other HVAC system or antennae previously installed by another existing tenant in the Project as of the date of Tenant’s relocation. All switchgear and other equipment related to the Additional HVAC and Additional Antennae Equipment but not of integral part thereto shall be located on the Premises and all plans for such installation are subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed.

(iv) The appearance of the Additional HVAC and Additional Antennae Equipment and any related components located on the roof shall be consistent with standards for comparable buildings in the Project, be shielded from view, not interfere with building systems or their maintenance, will not interfere with any other HVAC system or antennae installed by any other tenant in the Project.

(v) The specifications of the Additional HVAC must be reasonably approved by Landlord, including, but not limited to, any weight bearing limitations, any size limitations, any waterproofing requirements or other reasonable limitations by Landlord. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such Additional HVAC throughout the Term of the Lease. In addition, and as a result of such Additional HVAC, Tenant shall pay Landlord throughout the Term of the Lease, at rates fixed by Landlord for all tenants in the Building, charges for all utilities furnished to the Premises or to the roof or any other location of the Additional HVAC, including expenses for the installation of any utility lines, meter and fixtures, if necessary in Landlord’s reasonable judgment.

(vi) Any installation on the roof shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed.

(vii) Tenant shall, at its own expense, obtain and maintain any licenses or permits which may be required as to Additional HVAC and the Additional Antenna Equipment. TENANT SHALL INDEMNIFY LANDLORD FOR ALL CLAIMS RELATED TO THE INSTALLATION, MAINTENANCE, REPAIR, USE OR REMOVAL OF THE ADDITIONAL HVAC AND THE ADDITIONAL ANTENNA EQUIPMENT. THE INDEMNITY SET FORTH IN THIS SECTION 20(VII) SHALL SURVIVE THE TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ACCRUING OR ARISING PRIOR TO THE TERMINATION OF THIS LEASE.

(viii) During the Term of the Lease, Tenant shall be responsible for (i) the cost of repair of any damage to the roof or the Building resulting from Tenant’s such use of the roof, including any damage resulting from the elements or water damage resulting from roof leaks, and (ii) causing any repairs resulting from Tenant’s such use of the roof.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 18

In addition, the parties hereto agree that upon Tenant’s surrendering of the Premises due to termination or expiration of the Lease, Tenant shall have the right to remove the Additional HVAC and/or the Additional Antenna Equipment from the Premises and Tenant shall repair all damage caused by Tenant’s removal of such items.

21.         Compliance with Laws. Notwithstanding anything herein to the contrary, in any circumstance in which Tenant is taking a portion of a suite such as in the case of an expansion option or right of first refusal as set forth herein, and there is any installation or removal of a demising wall in order to expand into a portion or remainder of space in a suite, such installation and/or removal shall be at Tenant’s sole cost and expenses and shall be in compliance with all applicable governmental laws, codes, rules, and regulations.

22.         Demising Wall and Corridor/Vestibule. Tenant shall (1) construct a new wall and/or modify the existing wall to create a demising wall in the location shown on Exhibit A (the “Demising Wall”) to separate Expansion Space-Suite 300 from the remainder of the original Suite 300 in the Building; (2) make related modifications of the heating, ventilating and air conditioning system, sprinkler system, electrical system, lighting system, water system and any other applicable system to the extent necessary in order to separate Expansion Space –Suite 300 from the remaining area of the original Suite 300 in the Building and (3) paint, patch or touch up the ceiling, affected walls or floor covering to the extent necessary as a result of the construction described in this Section 22. The costs for such work related to the Demising Wall shall be at Tenant’s cost and expense and such costs may be paid out of a portion of the Construction Allowance.

In addition, Tenant shall install a corridor (the “Corridor”) in the location as shown on Exhibit A and a vestibule corridor (the “Vestibule Corridor”) in the location as shown on Exhibit A at Landlord’s sole cost and expense, which amount shall (i) not exceed Thirty Six Thousand and No/100 Dollars ($36,000.00) (the “Corridor Amount”) and (ii) be reimbursed to Tenant as set forth in this paragraph. Upon execution of this Amendment, Tenant shall submit appropriate documentation relating to the construction of the Corridor and the Vestibule Corridor to Landlord for reimbursement of all costs in connection with the construction and installation of the Corridor and the Vestibule Corridor up to the Corridor Amount, and such reimbursement shall be made by Landlord to Tenant on or before the fifteenth (15th) calendar following Landlord’s receipt of such documentation.

23.         Estoppel. Both Landlord and Tenant hereby confirm and ratify the Lease as amended and hereby acknowledge, to each of their respective knowledge, that neither party is in default under the Lease as of the Effective Date. In addition, Landlord represents and warrants to Tenant that Tenant that Landlord is not aware of any fact or circumstance that would prohibit Tenant from timely occupying Expansion Area – Suite 300.

THIRD AMENDMENT TO LEASE AGREEMENT – Page 19

24.         Entire Agreement; Amendment. This Amendment taken together with the Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

25.         Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party.

26.         Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one and the same instrument. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

27.         Continuation. Expect as expressly modified herein, the Lease continues in full force and effect with respect to the Premises. In the event of any conflict between the Lease and this Amendment, the Amendment shall control.

28.         HVAC System and Use. Tenant shall have access to the Premises, as amended hereby, seven (7) days per week and twenty four (24) hours per day. Landlord shall supply HVAC service during normal business hours which shall be 7:00 A.M. to 6 P.M., Monday through Friday, and 8:00 A.M. to 1 P.M. on Saturdays, except for holidays. Any additional expense for use of the HVAC after hours shall be at Landlord’s actual cost, which cost shall not exceed Thirty Five and No/Dollars ($35.00) per hour per floor during the First Renewal Term.

[Signature Page Follows]

THIRD AMENDMENT TO LEASE AGREEMENT – Page 20

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the Effective Date.

LANDLORD:			TENANT:

MLIC ASSET HOLDINGS LLC, a Delaware limited liability company			SHORETEL, INC., a Delaware corporation

By:	Transmountain Land & Livestock Company, a Montana corporation,		By:	/s/ Mike Healy
	its Manager		Name: Mike Healy Its: CFO
	By:	/s/ Kurt W. Day
Kurt W. Day
Vice President

THIRD AMENDMENT TO LEASE AGREEMENT – Page 21

EXHIBIT A

EXPANSION AREA- SUITE 300

Demising Wall
16642.4 RSF
Corridor
12043 RSF
Expansion
Area-Suite 300
(Hatched Area)
Demising Wall
Vestibule Corridor

Exhibit A

EXHIBIT B

WORK LETTER

1.         Space Plan and Expansion Work. Tenant has prepared or shall prepare a space plan of Expansion Area – Suite 300 (the “Plan”) depicting the construction work (the “Expansion Work”) which is to be performed in order to prepare Expansion Area – Suite 300 for Tenant’s use and occupancy. All of the Expansion Work shall be performed by Tenant, at Tenant’s expense (subject to the Construction Allowance as provided in Section 3 below).

Landlord and Tenant hereby acknowledge and agree that they have mutually agreed upon a list of three (3) general contractors as follows: (i) Dimensions Contracting; (ii) IE2; (iii) SpawMaxwell and (iv) Sabre Commercial (collectively, the “Contractors”). In addition, the parties hereto agree that on or before the tenth (10th) calendar date following the Effective Date of this Amendment, Tenant will deliver a “Fee and General Conditions Bid as to the General Contractor” (the “Bid”) to each of the Contractors. Within five (5) business following receipt of all of the Contractors’ responses to the Bid (“Contractor Response” and collectively the “Contractor Responses”), Tenant shall review each Contractor Response and select a general contractor based on the Contactor Responses. In addition, Landlord and Tenant hereby acknowledge that Tenant shall use (x) “HMG & Associates” as the MEP engineer, (y) “JLL Project and Development Services” (the “Project Manager”) for the management of the design and construction of the Expansion Work and (z) “AO3” for the interior design of Expansion Area - Suite 300.

Tenant shall cause the Expansion Work to be constructed in a good and workmanlike manner in Expansion Area - Suite 300 (subject to adjustment as hereinafter provided). In addition, Landlord agrees to cooperate with Tenant to the extent necessary for Tenant to obtain any certificates of occupancy.

Tenant shall have the sole responsibility for compliance of the space plan and the Expansion Work within the Premises with all Laws, including the Americans with Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”). In addition, and as to the Premises only, Tenant shall be responsible for requirements under Title I of the ADA relating to Tenant’s employees. The approval of the Plans or calculations included therein by Landlord shall not constitute an indication, representation or certification by Landlord that the Plans or calculations therein are in compliance with the Laws.

2.         Expansion Working Drawings. Tenant shall cause to be prepared the final architectural, mechanical (including heating, ventilating and air conditioning), electrical, plumbing, structural plans and specifications (collectively, the “Expansion Working Drawings”) necessary to complete the Expansion Work. Tenant shall submit the Expansion Working Drawings to Landlord upon their completion, at which time Landlord shall, on or before the fifth (5th) business day following its receipt of the Expansion Working Drawings (the “Review Period”), advise Tenant whether the Expansion Working Drawings are acceptable or unacceptable to Landlord in Landlord’s reasonable discretion. If Landlord has concluded that the Expansion Working Drawings are unacceptable, Landlord shall provide notice to Tenant in

Exhibit B-1

writing detailing the reasons why the Expansion Working Drawings are unacceptable. If Landlord fails to advise Tenant in writing on or before the expiration of the Review Period, then the Expansion Working Drawings shall be deemed approved by Landlord, and Tenant may proceed to complete the Expansion Work in accordance with the Expansion Working Drawings.

Should any additional Expansion Working Drawings or any type of additional or revised plans (collectively, the “Additional Plans”) be submitted to Landlord during Tenant’s construction of the Expansion Work, Tenant shall submit the Additional Plans to Landlord upon their completion, at which time Landlord shall, on or before the fifth (5th) business day following its receipt of the Additional Plans (the “Additional Plans Review Period”), advise Tenant whether the Additional Plans are acceptable or unacceptable to Landlord in Landlord’s reasonable discretion. If Landlord has concluded that the Additional Plans are unacceptable, Landlord shall provide notice to Tenant in writing detailing the reasons why the Additional Plans are unacceptable. If Landlord fails to advise Tenant in writing on or before the expiration of the Additional Plans Review Period, Tenant shall provide Landlord a second notice (the “Second Plans Notice”) stating, among other things, the following in bold lettering: “THAT FAILURE TO RESPOND TO THIS SECOND NOTICE SHALL BE DEEMED APPROVAL OF THE ADDITIONAL PLANS.” If Landlord fails to advise Tenant in writing on or before the expiration of the second (2nd) business day following Landlord’s receipt of the Second Plans Notice (the “Second Additional Plans Review Period”), then the Additional Plans shall be deemed approved by Landlord, and Tenant may proceed to complete the Expansion Work in accordance with the Additional Plans.

3.         Construction Allowance. Landlord and Tenant hereby agree that Landlord shall provide Tenant with an allowance in the amount of Seven and No/100 Dollars ($7.00) per rentable square foot of the Premises and Thirty Four and No/100 Dollars ($34.00) per rentable square foot of Expansion Area - Suite 300 (collectively, the “Construction Allowance”), to be applied to, among other things, (i) the cost of the design and construction of the Expansion Work, (ii) management fees, (iii) the cost of the Plans, (iv) the cost of the Expansion Working Drawings and (v) the costs associated with updating the lobby of Expansion Area - Suite 300 (the “Lobby”), which costs shall include, but not be limited to, re-painting and re-carpeting the Lobby. Notwithstanding the immediately preceding sentence, a portion of the Construction Allowance up to but not exceeding the amount of Five and No/100 Dollars ($5.00) per rentable square foot may be used by Tenant for the costs of networking, furniture installation and soft costs or toward the payment of Base Rent due. An amount not to exceed available funds from the Construction Allowance shall be paid directly and timely by Landlord to the Project Manager, contractors and/or sub-contractors, as applicable, but in any event, Landlord shall make at least one (1) payment per month to the contractors and/or sub-contractors, as applicable, and such payment shall be made on or before the thirtieth (30th) calendar day following Landlord’s receipt of such expenses. All costs and expenses in excess of the Construction Allowance, which have been approved in advance by Tenant in Tenant’s sole discretion, shall be paid for by Tenant within thirty (30) days of Tenant’s approval of such excess costs and expenses.

The Construction Allowance shall be interchangeable between the Premises and the Expansion Premises – Suite 300. Tenant shall be permitted to utilize the Construction Allowance for reimbursement of Tenant’s out of pocket costs on previous tenant improvement

Exhibit B-2

projects in the Premises. Upon execution of this Amendment, Tenant shall submit appropriate documentation for said reimbursement to Landlord, and such reimbursement shall be made by Landlord to Tenant on or before the fifteenth (15th) calendar following Landlord’s receipt of such documentation.

Landlord or its affiliate shall cooperate and work closely with the Project Manager to (i) supervise the Expansion Work on behalf of Landlord, (ii) make disbursements required to be made to the contractor, (iii) act as a liaison between the contractor and Tenant and (iv) coordinate the relationship between the Expansion Work, the Building, and the Building’s systems. The parties hereto agree that there will be no construction supervision fee payable to Landlord or CBRE by Tenant in connection with the Expansion Work.

Any alteration (included but not limited to creating a multi tenant corridor) on the third (3rd) floor of the Building to convert the third floor from a single to multi tenant floor, if applicable, shall be paid for by the Construction Allowance.

In event Tenant does not utilize the services of the Project Manager and elects to manage the Expansion Work itself, Landlord or its agent shall be paid a supervision or overhead fee for its role in reviewing and approving the design and construction of the Expansion Work in the amount of one percent (1%) of the Construction Allowance for the Expansion Premises – Suite 300.

In addition to the Construction Allowance, (i) Landlord agrees to pay up to $.15 per rentable square foot of the Expansion Premises – Suite 300 to Tenant’s architect for a preliminary test fit which shall not be deducted from the Construction Allowance and (ii) Landlord shall provide Tenant with a moving allowance in the amount of Two and No/100 Dollars ($2.00) per rentable square foot of the Expansion Premises – Suite 300.

4.         Information Submission. To the extent not shown on the Expansion Working Drawings and the Additional Plans, as applicable, Tenant shall supply Landlord with all information concerning Tenant’s requirements with respect to the construction of Expansion Area - Suite 300 as reasonably requested by Landlord and within a reasonable time of receiving the request from Landlord. In the event Tenant fails to supply the necessary information within a reasonable time of receiving the request from Landlord, Landlord may prohibit the commencement and/or completion of the Expansion Work until such information has been provided and reasonably approved by Landlord within the time frames as set forth in Section 2 above, which may include the Second Additional Plans Review Period, as applicable.

5.         Tenant’s Entry Prior to Expansion Commencement Date – Suite 300. Upon the Effective Date of this Amendment, Landlord shall (i) deliver Expansion Area - Suite 300 to Tenant in accordance with Section 6 of this Amendment and (ii) permit Tenant and/or its agents or laborers, at Tenant’s sole risk, to enter Expansion Area - Suite 300 in order for Tenant to perform the Expansion Work in Expansion Area - Suite 300 and to construct the Corridor and the Vestibule Corridor.

Exhibit B-3

Such entry prior to Expansion Commencement Date – Suite 300 shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease, as amended hereby, and Tenant shall comply with all of the provisions of the Lease, as amended hereby, which are the obligations or covenants of Tenant, other than the obligation to pay Rent and except as provided in this Work Letter. In the event that Tenant, its agents or laborers incur any third party charges from Landlord in connection with the Expansion Work, including but not limited to charges for use of construction or hoisting equipment on the Premises, then such charges shall be an obligation of Tenant and shall constitute Rent due under the Lease to the extent such amount when added to the cost of the design and construction of the Expansion Work exceeds the Construction Allowance; provided, however, that if such costs are in connection with the construction of the Corridor and the Vestibule Corridor, then Landlord shall pay all such costs and expenses up to the Corridor Amount. Tenant’s entry into Expansion Area - Suite 300 solely for the purposes set forth in this Section 5 shall not be deemed to be occupancy of Expansion Area - Suite 300.

Exhibit B-4

SCHEDULE 1

THIRD FLOOR

Expansion Space A
(Hatched Area)
12043 RSF
16642.4 RSF

Schedule 1

RIDER 1

EXPANSION COMMENCEMENT DATE AGREEMENT

MLIC ASSET HOLDINGS LLC, a Delaware limited liability company (“Landlord”) and SHORETEL, INC., a Delaware corporation, have entered into a certain Third Amendment to Lease Agreement dated             , 2010 (the “Third Amendment”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Expansion Commencement Date – Suite 300 and expiration date of the First Renewal Term as provided for in Section 3 of the Third Amendment.

NOW, THEREFORE, in consideration of these presents and the mutual covenants hereby contained in the Lease, including the Third Amendment, Landlord and Tenant agree as follows:

1.	Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Third Amendment.

2.	The Expansion Commencement Date- Suite 300 of the Third Amendment is , 2011.

3.	The expiration date of the First Renewal Term is March 31, 2018.

4.	Tenant hereby confirms the following:

(a)	Tenant has accepted possession of Expansion Area – Suite 300 pursuant to the terms and provisions of the Third Amendment and the Lease;

(b)	the Premises is 47,777 rentable square feet; and

(c)	the Lease, including the Third Amendment, is in full force and effect.

5.         Except as expressly modified hereby, all terms and provisions of the Lease, including the Third Amendment, are hereby ratified, republished and revived and shall remain in full force and effect and binding on the parties hereto.

6.         The Lease, including the Third Amendment, and this Expansion Commencement Date Agreement (this “Agreement”) contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused their respective names to be subscribed to this Agreement and the execution and delivery of this Agreement has been duly authorized by the parties.

LANDLORD:		TENANT:

MLIC ASSET HOLDINGS LLC, a Delaware limited liability company		SHORETEL, INC., a Delaware corporation

By:	Transmountain Land & Livestock Company, a Montana corporation, its Manager	By:
Name:
By:		Its:
Kurt W. Day
Vice President